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                                                            FINAL EXECUTION COPY

                                                                    EXHIBIT 10.4



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                               CREDIT AGREEMENT

                        Dated as of November 17, 1995

                                    among

                           THE TJX COMPANIES, INC,
                                 as Borrower,

                     THE FIRST NATIONAL BANK OF CHICAGO,
                   as Administrative Agent, Co-Arranger and
                            Co-Syndication Agent,

                          BANK OF AMERICA ILLINOIS,
                    as Syndication Agent and Co-Arranger,

                            THE BANK OF NEW YORK,
        as Documentation Agent, Co-Arranger and Co-Syndication Agent,

                              PEARL STREET L.P.,
                   as Co-Arranger and Co-Syndication Agent,


                         THE CO-AGENTS PARTY HERETO,

                                     and

                           THE LENDERS PARTY HERETO



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                                                        TABLE OF CONTENTS

ARTICLE I: DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.2  References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 1.3  Accounting; Changes in Agreement Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE II : THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 2.1.  Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 2.2.  The Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                          2.2.1  Syndicated Revolving Credit Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                          2.2.2  Swing Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 2.3.  Ratable Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 2.4.  Types of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 2.5.  Facility Fee; Reductions in Aggregate Revolving Loan Commitment  . . . . . . . . . . . . . . . . . 30
                 2.6.  Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 2.7.  Optional Principal Payments; Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . 31
                 2.8.  Method of Selecting Types and Interest Periods for Advances  . . . . . . . . . . . . . . . . . . . 34
                 2.9.  Conversion and Continuation of Outstanding Advances  . . . . . . . . . . . . . . . . . . . . . . . 34
                 2.10.  Determination of Interest Rate; Determination of Applicable Eurodollar Margins
                        and Applicable Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 35
                 2.11.  Rates Applicable After Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 2.12.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 2.13.  Notes; Telephonic Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 2.14.  Interest Payment Dates; Interest and Fee Basis  . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 2.15.  Notification of Advances, Interest Rates, Prepayments and Revolving Loan
                        Commitment Reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                 2.16.  Lending Installations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                 2.17.  Non-Receipt of Funds by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . 39
                 2.18.  Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 2.19.  Facility LCs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE III: CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
                 3.1.  Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
                 3.2.  Changes in Capital Adequacy Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 3.3.  Availability of Types of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 3.4.  Funding Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 3.5.  Lender Statements; Survival of Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 3.6.  Replacement Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47



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
ARTICLE IV: CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 48
                 4.1.  Initial Credit Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 4.2.  Each Credit Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE V: REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 5.1.  Corporate Existence and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 5.2.  Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 5.3.  No Conflict; Government Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 5.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 5.5.  Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 5.6.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 5.7.  Litigation and Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 5.8.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 5.9.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 5.10.  Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.11.  Regulations G, T, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.12.  Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.13.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.14.  Ownership of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 5.15.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                 5.16.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                 5.17.  Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                 5.18.  The Marshalls Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

ARTICLE VI: COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 6.1.  Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                 6.2.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
                 6.3.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
                 6.4.  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
                 6.5.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
                 6.6.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.7.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.8.  Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.9.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.10.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.11.  Prohibited Seller Preferred Stock Transactions.   . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.12.  Subsidiary Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.13.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 6.14.  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 6.15.  Investments and Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

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
                 6.16.  Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
                 6.17.  Liens; Restrictive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
                 6.18.  Cancellation of Lenders' Domestic Credit Facilities . . . . . . . . . . . . . . . . . . . . . . . 71
                 6.19.  Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
                 6.20.  Minimum Fixed Charge Coverage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
                 6.21.  Maximum Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
                 6.22.  Minimum Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE VII: DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 7.1.  Breach of Representation or Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 7.2.  Payment Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 7.3.  Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 7.4.  Breach of Other Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 7.5.  Default on Material Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 7.6.  Voluntary Insolvency Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 7.7.  Involuntary Insolvency Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 7.8.  Condemnation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 7.9.  Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                 7.10.  ERISA Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                 7.11.  Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                 7.12.  Change of Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                 7.13.  Change of Subsidiary Ownership; Guaranty Defaults.  . . . . . . . . . . . . . . . . . . . . . . . 76

ARTICLE VIII: ACCELERATION, WAIVERS,AMENDMENTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 8.1.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
                 8.2.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
                 8.3.  Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79

ARTICLE IX: GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 9.1.  Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                 9.2.  Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                 9.3.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
                 9.4.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                 9.5.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                 9.6.  Several Obligations; Benefits of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . 80
                 9.7.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                          (A)  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
                          (B)  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
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
                          (C)  Waiver of Certain Claims; Settlement of Claims . . . . . . . . . . . . . . . . . . . . . . 81
                          (D)  Survival of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
                 9.8.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
                 9.9.  Nonliability of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
                 9.10.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
                 9.11.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL . . . . . . . . . . . . . . . . . . . . . 83
                          (A)  JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
                          (B)  OTHER JURISDICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
                          (C)  SERVICE OF PROCESS; INCONVENIENT FORUM . . . . . . . . . . . . . . . . . . . . . . . . . . 84
                          (D)  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
                          (E)  ADVICE OF COUNSEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                 9.12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                 9.13.  Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
                 9.14.  Facility Guaranty Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

ARTICLE X: THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 10.1.  Appointment; Nature of Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
                 10.2.  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
                 10.3.  General Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                 10.4.  No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. . . . . . . . . . . . . 87
                 10.5.  Action on Instructions of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
                 10.6.  Employment of Agents and Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                 10.7.  Reliance on Documents; Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
                 10.8.  The Administrative Agent's Reimbursement and Indemnification  . . . . . . . . . . . . . . . . . . 88
                 10.9.  Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
                 10.10.  Lender Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
                 10.11.  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
                 10.12.  Administrative Agent's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
                 10.13.  No Duties Imposed Upon Co-Arrangers, Syndication Agent, Co-Syndication
                         Agents or Documentation Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .90

ARTICLE XI: SETOFF; RATABLE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                 11.1.  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
                 11.2.  Ratable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
                 11.3.  Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

ARTICLE XII: BENEFIT OF AGREEMENT;
                 ASSIGNMENTS; PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 12.1.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
                 12.2.  Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93

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
                          12.2.1  Permitted Participants; Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
                          12.2.2.  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
                          12.2.3.  Benefit of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
                 12.3.  Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
                          12.3.1.  Permitted Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
                          12.3.2.  Effect; Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
                          12.3.3.  Covenants of the Borrower During the General Syndication . . . . . . . . . . . . . . .95
                 12.4.  Dissemination of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
                 12.5.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95

ARTICLE XIII: NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
                 13.1.  Giving Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
                 13.2.  Change of Address . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .96

ARTICLE XIV: COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

                                                            FINAL EXECUTION COPY

                                        EXHIBITS AND SCHEDULES
EXHIBITS
--------
Exhibit "A-1"             Form of Revolving Note
Exhibit "A-2"             Form of Term Note
Exhibit "B"               List of Closing Documents
Exhibit "C"               Compliance Certificate
Exhibit "D"               Money Transfer Instructions
Exhibit "E"               Form of Assignment Agreement
Exhibit "F"               Form of Facility Guaranty


SCHEDULES
---------
Schedule 1.1              Revolving Loan Commitments, Term Loans, Maximum Swing Loan
                          Amounts, Maximum Facility LCs and Notice Information
Schedule 5.3              Governmental Filings and Consents
Schedule 5.6              Tax Matters
Schedule 5.7              Litigation and Contingent Obligations
Schedule 5.8              Subsidiaries
Schedule 5.13             Compliance with Laws
Schedule 5.14             Properties
Schedule 6.12             Existing Subsidiary Indebtedness
Schedule 6.15             Existing Investments
Schedule 6.16             Contingent Obligations
Schedule 6.17             Liens

Disclosure Letter


                               CREDIT AGREEMENT

         This Agreement, dated as of November 17, 1995, is among THE TJX COMPANIES, INC., the Lenders, THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent, Co-Arranger and Co-Syndication Agent, BANK OF AMERICA ILLINOIS, as Syndication Agent and Co-Arranger, THE BANK OF NEW YORK, as Documentation Agent, Co-Arranger and Co- Syndication Agent, PEARL STREET L.P., as Co-Arranger and, acting through its affiliate, Goldman, Sachs & Co., Co-Syndication Agent and CIBC, INC., CREDIT LYONNAIS NEW YORK BRANCH, CREDIT LYONNAIS CAYMAN ISLANDS BRANCH, DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, THE FIRST NATIONAL BANK OF BOSTON, PNC BANK, NATIONAL ASSOCIATION, SHAWMUT BANK, N.A. , as Co-Agents. The parties hereto agree as follows:

                            ARTICLE I: DEFINITIONS
                            ----------------------

         1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any on-going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "ACQUISITION DOCUMENTS" means the Stock Purchase Agreement and all other documents, instruments and agreements entered into by the Borrower or any of its Subsidiaries in connection with the Marshalls Acquisition.

         "ADJUSTED SHORT TERM LOAN OBLIGATIONS" means, at any particular time,
(1) the sum of (a) the outstanding principal amount of the Revolving Loans at such time PLUS (b) the outstanding principal amount of all other revolving or short-term Indebtedness (other than current maturities of long-term Indebtedness) of the Borrower and its domestic Subsidiaries for money borrowed at such

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time MINUS (2) cash and Cash Equivalents of the Trademark Subsidiaries;
PROVIDED, HOWEVER, no deduction shall be made under this CLAUSE (2) at any time when a Specified Default has occurred and is continuing.

         "ADMINISTRATIVE AGENT" means The First National Bank of Chicago in its capacity as contractual representative for the Lenders, the Co-Arrangers, the LC Issuers and the Swing Loan Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, Co-Arranger, LC Issuer or Swing Loan Lender, and any successor Administrative Agent appointed pursuant to ARTICLE X.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans (other than Swing Loans) made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Eurodollar Interest Period.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGGREGATE OUTSTANDING LC EXPOSURE" means, as of any day, the aggregate of the Outstanding LC Exposures of all the Lenders.

         "AGGREGATE OUTSTANDING SWING LOAN EXPOSURE" means, as of any day, the aggregate of the Outstanding Swing Loan Exposures of all the Lenders.

         "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, as of any day, the aggregate of the Outstanding Credit Exposures of all the Lenders.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Five Hundred Million and 00/100 Dollars ($500,000,000.00).

         "AGREEMENT" means this credit agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in
SECTION 5.4.

                                                            FINAL EXECUTION COPY

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day PLUS 1/2% per annum.

         "APPLICABLE EURODOLLAR MARGINS" means the Applicable Term Loan Eurodollar Margin and the Applicable Revolving Loan Eurodollar Margin.

         "APPLICABLE FACILITY FEE" means, for any day, the percentage rate per annum in effect on such day for the Facility Fee, determined in accordance with
SECTION 2.10(b).

         "APPLICABLE FEE" means the Applicable Facility Fee and Applicable LC
Fee.

         "APPLICABLE LC FEE" means, for any day, the percentage rate per annum in effect on such day for Facility LCs, determined in accordance with the provisions of SECTION 2.10(b) and SECTION 2.19(d).

         "APPLICABLE REVOLVING LOAN EURODOLLAR MARGIN" means, for any day, the percentage rate per annum in effect on such day for Revolving Loans consisting of Eurodollar Rate Advances, determined in accordance with the provisions of
SECTION 2.10(b).

         "APPLICABLE TERM LOAN EURODOLLAR MARGIN" means, for any day, the percentage rate per annum in effect on such day for Term Loans consisting of Eurodollar Rate Advances, determined in accordance with the provisions of
SECTION 2.10(b).

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSET-EQUITY SALE" means, with respect to any Person, (i) the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person) or (ii) the issuance, sale, conveyance, disposition or other transfer by such Person of any Capital Stock of such Person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "Asset-Equity Sale" shall not include
(a) any transactions permitted under CLAUSES (i), (ii), (iii), (iv) or (v) (but only for equipment sold under clause (v) that is being replaced) of
SECTION 6.14, any transactions permitted under CLAUSE (vii) of SECTION 6.14 in connection with planned store closings of the T.J. Maxx and Marshalls stores identified in the Disclosure Letter or (b) the issuance of Capital Stock upon the exercise or exchange of options or the issuance of bonus stock pursuant to employee incentive plans, in each case, which options have been issued or plans entered into in the ordinary course of business consistent with past practices.

                                                            FINAL EXECUTION COPY


         "AUTHORIZED OFFICER" means any of the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Treasurer of the Borrower, acting singly.

         "AVAILABLE AGGREGATE REVOLVING LOAN COMMITMENT" means, for any day, the Aggregate Revolving Loan Commitment then in effect MINUS the sum of (i) the aggregate principal amount of the outstanding Revolving Loans, (ii) the Aggregate Outstanding LC Exposure and (iii) the Aggregate Outstanding Swing Loan Exposure.

         "BORROWER" means The TJX Companies, Inc., a Delaware corporation, and its successors and permitted assigns.

         "BORROWER CREDIT DOCUMENTS" means this Agreement, the Notes, the Disclosure Letter, any and all Facility LC Application Agreements and the fee agreement entered into between the Borrower and the Administrative Agent dated October 14, 1995.

         "BORROWING DATE" means a date on which an Advance or Swing Loan is made hereunder.

         "BORROWING NOTICE" is defined in SECTION 2.8.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Pittsburgh and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Pittsburgh and New York for the conduct of substantially all of their commercial lending activities.

         "CAPITAL STOCK", with respect to any Person, means any capital stock or other ownership interest of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United

                                                            FINAL EXECUTION COPY

States government; (ii) domestic, Eurodollar and, solely for any foreign Subsidiaries, foreign currency (in such Subsidiary's local currency) denominated certificates of deposit, demand deposit accounts, and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected in the case of Investments by the Borrower and its domestic Subsidiaries against currency fluctuations for any such deposits with a term of more than thirty (30) days) having capital and surplus in excess of $100,000,000; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and at least 80% of the investments of which are limited to securities rated at least Baa2 by Moody's or at least BBB by S&P and (iv) commercial paper of issuers which, at the time of acquisition, are rated A-2 (or better) by S&P or P-2 (or better) by Moody's; (v) variable rate notes issued by municipal or other governmental authorities rated at least Baa2 by Moody's or at least BBB by S&P; (vi) in the case of foreign Subsidiaries, short term investments customary in the applicable jurisdiction of a similar nature, credit quality and rated by the applicable local ratings agency with the equivalent credit ratings as those set forth in CLAUSES (iii) through (v) above and (vii) repurchase agreements with Lenders or any other Person constituting an Eligible Assignee for securities of the type described in clause (i) above with a term of not more than seven (7) days; PROVIDED that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CHANGE" is defined in SECTION 3.2.


         "CHANGE IN CONTROL" means:

                 (a) the acquisition by any Person, or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the outstanding shares of voting stock of the Borrower; or

                 (b) during any period of twelve (12) consecutive calendar
                     months, individuals:

                 (i) who were directors of the Borrower on the first day of such period; or

                 (ii) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

                                                            FINAL EXECUTION COPY


         "CO-AGENTS" means CIBC, Inc., Credit Lyonnais, New York Branch and Credit Lyonnais, Chicago Brach, Deutsche Bank AG, New York and/or Cayman Islands Branch, The First National Bank of Boston, PNC Bank, National Association, and Shawmut Bank, N.A., in their capacity as co-agents hereunder.

         "CO-ARRANGERS" means (i) First Chicago, in its capacity as a co-arranger and a co-syndication agent hereunder, (ii) Bank of America Illinois, in its capacity as syndication agent and a co-arranger hereunder,
(iii) The Bank of New York, in its capacity as documentation agent, a co-arranger and a co-syndication agent hereunder and (iv) Pearl Street L.P., in its capacity as a co-arranger and, acting through its affiliate, Goldman, Sachs & Co., a co-syndication agent hereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "CONDEMNATION" is defined in SECTION 7.8.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of:

                 (i) the sum of the amounts of (a) EBIT, PLUS (b) consolidated depreciation, PLUS (c) consolidated amortization expense, including, without limitation, amortization of goodwill and other intangible assets and other non- cash charges but excluding reserves, PLUS (d) Consolidated Rentals, MINUS (e) Consolidated Capital Expenditures to

                 (ii) the sum of the amounts of (a) Consolidated Interest Expense, PLUS (b) Consolidated Rentals.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (whether paid or accrued), net of interest income, of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles, including, without limitation, such interest expense as may be attributable to Capitalized Leases, as well as all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net costs under any interest rate swap, exchange or cap agreements.

                                                            FINAL EXECUTION COPY


         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

         "CONSOLIDATED RENTALS" means, for any period, the aggregate rental amounts payable by the Borrower and its Subsidiaries for such period under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capitalized Leases), determined in accordance with Agreement Accounting Principles; PROVIDED, HOWEVER, that there shall be excluded from such calculation rentals in respect of discontinued operations and other store closings reflected in the Borrower's consolidated financial statements (or the footnotes thereto) to the extent such rentals relate to operations for which a charge has been taken and/or reserve established in accordance with Agreement Accounting Principles and which do not exceed the amount of such charge and/or reserve, the amount of which charge and/or reserve has been established consistent with the manner in which the Designated Reserves were determined.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, Consolidated Net Worth MINUS the aggregate amount required to be recorded or included as goodwill or other intangible assets (to the extent separately identified as intangible assets on the balance sheet) of the Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with Agreement Accounting Principles.

         "CONTINGENT OBLIGATION" of a Person means any agreement, written undertaking or contractual arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial or monetary obligation or financial or monetary liability of any other Person (excluding customary indemnification obligations arising from a purchase and sale agreement negotiated at arm's length and typical for transactions of a similar nature), or agrees in writing to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person in writing against loss, including, without limitation, any contingent

                                                            FINAL EXECUTION COPY

reimbursement obligations of such Person with respect to any Letter of Credit, as well as any comfort letter, keep well agreement, support agreement, operating agreement or take-or-pay contract.

         "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.9.

         "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement of even date herewith executed by and among the Borrower and the Facility Guarantors, together with all supplements thereto and modifications, amendments or restatements thereof.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "CREDIT DOCUMENTS" means, collectively, the Borrower Credit Documents, the Facility Guaranties and the Contribution Agreement.

         "CREDIT EXTENSION" means either the making of an Advance, the making of a Swing Loan or the issuance or Modification of a Facility LC hereunder.

         "CREDIT EXTENSION DATE" means the Borrowing Date for an Advance or Swing Loan or the issuance or Modification date for a Facility LC.

         "CREDIT RATINGS" is defined in SECTION 2.10.

         "DEFAULT" means an event described in ARTICLE VII.

         "DESIGNATED ISSUER" is defined in SECTION 2.19(a).

         "DESIGNATED PREPAYMENT" is defined in SECTION 2.7(b).

         "DESIGNATED RESERVES" means the reserves in the amounts and of the categories identified in the Disclosure Letter.

         "DESIGNATED SALE" is defined in the Disclosure Letter.

         "DISCLOSURE LETTER" means that certain disclosure letter dated of even date herewith issued by the Borrower and addressed to the Administrative Agent and the Lenders, as the same may from

                                                            FINAL EXECUTION COPY

time to time be amended, modified, supplemented or restated with the consent of the Required Lenders.


         "EBIT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, PLUS (ii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, PLUS (iii) Consolidated Interest Expense to the extent deducted in computing Consolidated Net Income, PLUS (iv) the Designated Reserves to the extent deducted in computing Consolidated Net Income, MINUS (v) extraordinary gains (and any unusual gains whether or not arising in the ordinary course of business not included in extraordinary gains) in each case to the extent included in the calculation of Consolidated Net Income.

         "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having capital and surplus in excess of $100,000,000; (iii) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent and the Co-Arrangers, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $100,000,000; or (iv) a finance company, insurance company, bank, other financial institution or fund reasonably acceptable to the Borrower, the Administrative Agent and the Co-Arrangers.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR ADVANCE" means an Advance which bears interest at a Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Reference Bank as the rate at which deposits in U.S. dollars are offered by such Reference Bank to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Bank's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. If

                                                            FINAL EXECUTION COPY

any Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Bank(s).

         "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement; PROVIDED, HOWEVER, during the period from the date of this Agreement until the completion of the General Syndication, Eurodollar Interest Periods shall be confined to a period of one month or, subject to availability from each Lender, a period of one week.
Other than weekly Interest Periods during the period of the General Syndication (which Eurodollar Interest Periods shall be subject to the conventions generally applicable with respect to such shorter interest periods), such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "EURODOLLAR LOAN" means a Loan which bears interest at a Eurodollar
Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, a rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, DIVIDED BY (b) one MINUS the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, PLUS (ii) the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EXCLUDED ASSET SALE" means any Asset-Equity Sale consummated by the Borrower at a time when no Default or Unmatured Default has occurred and is continuing, consisting of the sale, lease, conveyance, disposition or other transfer by the Borrower of all or substantially all of the assets or Capital Stock of the operating division or Subsidiary identified in SECTION 6.14 of the Disclosure Letter (other than T.J. Maxx or Marshalls) consisting of a Designated Sale consummated in accordance with the terms set forth in SECTION 6.14(vi), the Net Cash Proceeds of which are required to be used to redeem or otherwise repurchase any or all of the Series D Seller Preferred Stock and the balance of which is applied as provided in SECTION 2.7(b).


         "EXCLUDED EQUITY ISSUANCE" means, the issuance, sale, conveyance, disposition or other transfer by the Borrower of any of its Capital Stock consisting of (i) common Capital Stock, (ii) convertible preferred stock of the Borrower issued in an amount and on terms substantially similar to the terms of the Series E Seller Preferred Stock and otherwise reasonably acceptable to the





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Administrative Agent and the other Co-Arrangers, the Net Cash Proceeds of which are used to redeem or otherwise repurchase any or all of the Seller Preferred Stock and the balance of which is applied as provided in SECTION 2.7(b) and
(iii) any other Capital Stock of the Borrower, the Net Cash Proceeds of which are used to redeem or otherwise repurchase any or all of the Borrower's outstanding Series A preferred stock or Series C preferred stock (with any excess balance being applied in accordance with SECTION 2.7(b)) provided such Capital Stock so issued, sold, conveyed or transferred shall be on terms (including, without limitation, maturity, dividend, designations and preferences, voting rights and remedies) not materially less favorable to the Borrower or materially adverse to the Lenders than the terms of the existing Series A or Series C preferred stock being so redeemed or otherwise repurchased.

         "FACILITY FEE" is defined in SECTION 2.5.

         "FACILITY GUARANTOR" means (i) T.J. Maxx of Illinois, Inc., an Illinois corporation, T.J. Maxx of PA, Inc., a Delaware corporation, T.J. Maxx of Texas, Inc., a Delaware corporation, NBC Fourth Realty Corp., a Nevada corporation, Chadwick's of Boston, Ltd., a Massachusetts corporation, HomeGoods, Inc., a Delaware corporation, Marshalls, Marshalls of Richfield, MN, Inc., a Minnesota corporation, Marshalls, Inc., a Massachusetts corporation and CDM Corp., a Nevada corporation, and each other Subsidiary of the Borrower, if any, which has executed a Facility Guaranty as of the date of this Agreement and (ii) each additional Subsidiary which hereafter enters into a Facility Guaranty, in each case together with its successors and assigns.

         "FACILITY LC" is defined in SECTION 2.19(a).

         "FACILITY LC APPLICATION AGREEMENT" is defined in SECTION 2.19(d).

         "FACILITY GUARANTY" means a Guaranty, substantially in the form of EXHIBIT "F" hereto, duly executed and delivered by a Subsidiary of the Borrower to and in favor of the Administrative Agent for the benefit of itself, the Co-Arrangers, the LC Issuers, the Swing Loan Lenders and the Lenders, as it may from time to time be amended, supplemented, restated or otherwise modified.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.





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         "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

         "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate, changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

         "FUNDED DEBT" of any Person means, without duplication, all obligations of such Person for money borrowed which in accordance with Agreement Accounting Principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (a) all Capitalized Lease Obligations of such Person and (b) all Contingent Obligations of such Person with respect to obligations of others of the character referred to in this definition, but shall exclude (i) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit, (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary, (iii) bankers acceptances which, in accordance with Agreement Accounting Principles, are classified as accounts payable and (iv) Contingent Obligations set forth on SCHEDULE 6.16. Without in any way limiting the foregoing, Funded Debt of the Borrower shall include all Loans outstanding under this Agreement and the Notes.

         "GENERAL SYNDICATION" is defined in SECTION 12.3.3.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent, any Co-Arranger, any LC Issuer, any Swing Loan Lender or any Lender or any Indemnitee in any of the other Credit Documents, it shall have the meaning set forth herein.

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than (a) accounts payable and (b) bankers acceptances classified in accordance with Agreement Accounting Principles as accounts payable, in each case arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not





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assumed, secured by Liens or required to be paid out of the proceeds or production from property now or hereafter owned or acquired by such Person,
(iv) obligations which are evidenced by notes, acceptances (to the extent not classified as accounts payable in accordance with Agreement Accounting Principles), or other instruments, (v) the maximum fixed repurchase price of any Redeemable Stock (payable upon the occurrence of any contingency or otherwise) subject to mandatory redemption, (vi) Capitalized Lease Obligations,
(vii) Off Balance Sheet Liabilities and (viii) Contingent Obligations. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, PROVIDED that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date.

         "INDEMNIFIED MATTERS" is defined in SECTION 9.7.

         "INDEMNITEES" is defined in SECTION 9.7(B).

         "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated October 1995 furnished to prospective Lenders.

         "INTELLECTUAL PROPERTY" means (i) any and all intangible personal property consisting of intellectual property, whether or not registered with any governmental entity, including, without limitation, franchises, licenses, patents, technology and know-how, copyrights, trademarks, trade secrets, service marks, logos and trade names and (ii) any and all contract rights (including, without limitation, applications for governmental registrations, license agreements, trust agreements and assignment agreements) creating, evidencing or conveying an interest or right in or to any of the intellectual property described in the preceding clause (i).

         "INVESTMENT" of a Person means any loan, advance (other than commissions, travel and other loans, credits and advances to officers and employees made in the ordinary course of business), extension of credit, deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person, other than anticipatory prepayments to vendors in the ordinary course of business consistent with past practice.

         "LC ISSUER" means (i) with respect to each of First Chicago, Bank of America Illinois and The Bank of New York, or their respective Affiliates, in such Person's capacity as LC Issuer hereunder with respect to each Facility LC issued by it and (ii) any Lender (other than First Chicago,





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Bank of America Illinois and The Bank of New York) or its Affiliates, in its
capacity as a LC Issuer hereunder with respect to any and all Facility LCs issued by such Person in its sole discretion upon the Borrower's request. All references contained in this Agreement and the other Credit Documents to the "LC Issuer" shall be deemed to apply equally to each of the institutions (and their respective Affiliates) referred to in clauses (i) and (ii) of this definition in their respective capacities as a LC Issuer of any and all Facility LCs issued by each such institution (or its Affiliates).

         "LC OBLIGATIONS" means, at any time, the sum, without duplication, of
(i) the aggregate amount available for drawing under all Facility LCs outstanding at such time PLUS (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations in respect of previous drawings made under Facility LCs.

         "LC PAYMENT DATE" is defined in SECTION 2.19(e).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns.

         "LENDING INSTALLATION" means, with respect to a Lender, LC Issuer, Swing Loan Lender, the Administrative Agent or a Co- Arranger, any office, branch, subsidiary or affiliate of such Lender, LC Issuer, Swing Loan Lender, Administrative Agent or Co- Arranger.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means, (i) with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1 or 2.2, as applicable, (ii) with respect to a Swing Loan Lender, such Swing Loan Lender's Swing Loan and (iii) collectively, with respect to all Lenders, all Term Loans, Revolving Loans and Swing Loans.

         "MARSHALLS" means Marshalls of Roseville, Minn., Inc., a Minnesota corporation.

         "MARSHALLS ACQUISITION" means the Acquisition by the Borrower of all of the outstanding Capital Stock of Marshalls on the terms set forth in the Stock Purchase Agreement.





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                                                            FINAL EXECUTION COPY

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), performance, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of either the Borrower or any Subsidiary to perform its respective obligations under the Credit Documents to which it is a party or (c) the validity or enforceability of any of the Credit Documents or any material rights or remedies of the Administrative Agent, any LC Issuer, any Swing Loan Lender or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" means any Indebtedness, or group of different Indebtedness, in an aggregate principal amount of at least $10,000,000.

         "MODIFICATION" is defined in SECTION 2.19.

         "MONEY MARKET RATE" is defined in SECTION 2.2.2.

         "MONEY MARKET RATE LOAN" means a Swing Loan which bears interest at a Money Market Rate.

         "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

         "MULTIEMPLOYER PLAN" means a Plan as described in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group has made or is obligated to make contributions.

         "NET CASH PROCEEDS" means, with respect to any Asset-Equity Sale (including an Excluded Asset Sale or Excluded Equity Issuance) of any Person:
(a) cash (freely convertible into U.S. dollars) received by such Person or any Subsidiary of such Person from such Asset-Equity Sale (including cash received as consideration for the assumption or incurrence of long-term liabilities assumed or incurred in connection with or in anticipation of such Asset-Equity
Sale), (b) unless otherwise consented to in writing by the Required Lenders in connection with an Excluded Asset Sale consisting of a Designated Sale (in which event such written consent shall control), an amount equal to the principal amount of any Funded Debt, debt securities or other obligations representing the deferred purchase price received by such Person or any Subsidiary of such Person from such Asset-Equity Sale and (c) unless otherwise consented to in writing by the Required Lenders in connection with an Excluded Assets Sale consisting of a Designated Sale (in which event such written consent shall control), an amount equal to the fair market value of any Capital Stock or other non-cash consideration (in the nature of barter assets) received by such Person or any Subsidiary of such Person from such Asset-Equity Sale, in each case after (i) provision for all income or other taxes required to be paid in cash as a result of such Asset-Equity Sale (after giving effect to the full pro-rated utilization of any tax credits or loss carry forwards or similar amounts which are available to



                                       15
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                                                            FINAL EXECUTION COPY

offset such taxes), (ii) payment of all brokerage commissions and other fees and expenses related to such Asset-Equity Sale, (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset-Equity Sale or (other than in respect of Capital Stock) which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset-Equity Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (iv) deduction of appropriate amounts taken by such Person or a Subsidiary of such Person as a cash reserve against any liabilities associated with the assets sold or disposed of in such Asset-Equity Sale and retained by such Person or a Subsidiary of such Person after such Asset-Equity Sale.

         "NOTES" means the Revolving Notes and the Term Notes.

         "NON-FACILITY LCS" means Letters of Credit issued by a Lender or any other financial institution under a credit arrangement other than pursuant to this Agreement.

         "NON-GUARANTOR SUBSIDIARY" means any Subsidiary of the Borrower other than a Facility Guarantor.

         "NOTICE OF ASSIGNMENT" is defined in SECTION 12.3.2.

         "OBLIGATIONS" means all Loans, Swing Loans, unpaid principal of and accrued and unpaid interest on the Notes, LC Obligations, accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or any Lender, the LC Issuers or any LC Issuer, the Swing Loan Lenders or any Swing Loan Lender, the Administrative Agent, the Co-Arrangers or any Co-Arranger or any indemnified party hereunder arising under the Credit Documents. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees and any other sum (in each case whether or not allowed) chargeable to Borrower under this Agreement or any other Credit Document.

         "OFF BALANCE SHEET LIABILITIES" of a Person means:

                 (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries;

                 (b) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to property leased by such Person;

                 (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries excluding therefrom (i) operating leases which do not require payment by or due from such
         Person: (x) at the





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                                                            FINAL EXECUTION COPY

         scheduled termination of such operating lease, (y) pursuant to a required purchase by such Person of the leased property, or (z) under any guaranty by such Person of the value of the leased property and
         (ii) bankers acceptances which, in accordance with Agreement Accounting Principles, are classified as accounts payable; or

                 (d) Rate Hedging Obligations.

         "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, (ii) the aggregate principal amount of its Term Loan outstanding at such time, (iii) its Outstanding LC Exposure at such time and (iv) its outstanding Swing Loan Exposure at such time.

         "OUTSTANDING LC EXPOSURE" means, as to any Lender at any time, an amount equal to its Revolving Loan Percentage of the LC Obligations at such time.

         "OUTSTANDING SWING LOAN EXPOSURE" means, as to any Lender at any time, an amount equal to its Revolving Loan Percentage of the outstanding Swing Loans at such time.

         "PARTICIPANTS" is defined in SECTION 12.2.1.

         "PAYMENT DATE" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of (i) such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) plus (ii) the principal amount of such Lender's Term Loan by (B) the sum of (i) the Aggregate Revolving Loan Commitment at such time plus (ii) the aggregate principal amount of all Term Loans; PROVIDED, HOWEVER, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Percentage" means the percentage obtained by dividing (x) the sum of (i) the principal amount of such Lender's Revolving Loans plus (ii) the principal amount of such Lender's Term Loans by (y) the sum of (i) the aggregate principal amount of all Revolving Loans and (ii) the aggregate principal amount of all Term Loans.

         "PERSON" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.



                                       17
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         "PLAN" means an employee pension benefit plan which is covered by
Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "PREPAYMENT INDEBTEDNESS" means all Indebtedness outstanding under that certain Note Agreement dated as of December 30, 1994 executed by Chadwick's of Boston, Ltd. with respect to its $45,000,000 8.73% Senior Secured Notes due December 30, 2004.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, including, without limitation, Intellectual Property.

         "PURCHASERS" is defined in SECTION 12.3.1.

         "RATED DEBT" means, the Borrower's senior unsecured non-credit-enhanced long-term Indebtedness which Indebtedness does not benefit from any guaranties or other credit enhancement provided by any of the Borrower's Subsidiaries.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "REDEEMABLE STOCK" means any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement), or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement).

         "REFERENCE BANKS" means First Chicago, Bank of America Illinois and The Bank of New York.





                                       18
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                                                            FINAL EXECUTION COPY


         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock (as defined therein) applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of the Borrower then outstanding under SECTION 2.19 to reimburse all LC Issuers for amounts paid by such LC Issuers in respect of any one or more drawings under Facility LCs.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders having, in the aggregate, Percentages equal to or greater than fifty-one percent (51%); PROVIDED, HOWEVER, that in the event any of the Lenders shall have failed to fund its Revolving Loan Percentage of any Advance requested by the Borrower, any





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participation in any Letter of Credit or any refunding of or participation in any Swing Loan which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all such defaulting Lenders) whose Percentages represent more than fifty-one percent (51%) of the aggregate Percentages of such non-defaulting Lenders; PROVIDED, FURTHER, HOWEVER, that, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate outstanding principal balance of all Loans and LC Obligations is equal to or greater than fifty-one percent (51%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVE REQUIREMENT" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.

         "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender, without duplication, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans of such Lender at such time, (ii) the LC Obligations of such Lender at such time, (iii) the outstanding principal amount of such Lender's Swing Loans, (iv) such Lender's Outstanding LC Credit Exposure (other than as included pursuant to clause (ii)); and (v) such Lender's Outstanding Swing Loan Exposure (other than as included pursuant to clause
(iii)).

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, PLUS (ii) the LC Obligations at such time PLUS (iii) the outstanding principal amount of the Swing Loans at such time.

         "REVOLVING LOAN" is defined in SECTION 2.2.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans, to purchase participations in Facility LCs and LC Obligations and to purchase participations in Swing Loans not exceeding the amount set forth on SCHEDULE 1.1 hereto




                                       20
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                                                            FINAL EXECUTION COPY

opposite its name thereon under the heading "Revolving Loan Commitment" or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof or to give effect to any assignment that has become effective pursuant to SECTION 12.3.2.

         "REVOLVING LOAN PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; PROVIDED, HOWEVER, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Percentage" means the percentage obtained by dividing (x) the principal amount of such Lender's Revolving Loans by (y) the aggregate principal amount of all Revolving Loans.

         "REVOLVING LOAN TERMINATION DATE" means November 17, 1998.

         "REVOLVING NOTE" means a promissory note, in substantially the form of EXHIBIT "A-1" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 3.2.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SELLER" means Melville Corporation, a New York corporation.

         "SELLER PREFERRED STOCK" means the Borrower's Series D Cumulative Convertible Preferred Stock ("SERIES D SELLER PREFERRED STOCK") and Series E Cumulative Convertible Preferred Stock ("SERIES E SELLER PREFERRED STOCK") issued to Melville Corporation.

         "SERIES D SELLER PREFERRED STOCK" is defined in the definition of Seller Preferred Stock.

         "SERIES E SELLER PREFERRED STOCK" is defined in the definition of Seller Preferred Stock.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group. The term "Single Employer Plan" does not include any Multiemployer Plan.



                                       21
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                                                            FINAL EXECUTION COPY

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

         "SPECIFIED DEFAULT" means the occurrence of a Default under SECTION 7.2 or SECTION 7.3(b).

         "SPECIFIED INDEBTEDNESS" means, with respect to any Person, long-term Indebtedness for money borrowed other than:

                 (a) Capitalized Leases;

                 (b) purchase money Indebtedness;

                 (c) Indebtedness the proceeds of which are used (i) for the construction or improvement of the real property securing such Indebtedness or (ii) to refinance the cost of construction or improvement of such real property provided such refinancing occurs within one hundred eighty (180) days of receipt of the certificate of occupancy with respect to such construction or improvement;

                 (d) any extension, renewal, refunding or refinancing of any amounts under clauses (a) through (d), PROVIDED THAT any such extension, renewal, refunding or refinancing is in an aggregate principal amount not greater than the principal amount of and interest, fees and expenses accrued on, such Indebtedness; and

                 (e) foreign Subsidiary credit facilities to the extent amounts borrowed thereunder are not dividended or otherwise distributed by such foreign Subsidiary to the Borrower or any Facility Guarantor.

         "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement between the Borrower and the Seller dated as of October 14, 1995.

         "SUBSIDIARY" of a Person means (i) any corporation 50% or more of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, joint venture or similar business organization more than 50% or more of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless the context otherwise provides, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower and shall include Marshalls and its Subsidiaries.





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                                                            FINAL EXECUTION COPY

         "SUBSTANTIAL PORTION" means, with respect to the Property of any Person and its Subsidiaries, Property which:

                 (a) when aggregated with all other Property in accordance with
         SECTION 6.14 (i) represents more than 20% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 20% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (i) above or

                 (b) in any individual transaction or series of related transactions (i) represents more than 10% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "SWING LOAN" is defined in SECTION 2.2.2(a).

         "SWING LOAN LENDER" means First Chicago, Bank of America Illinois, The Bank of New York, and Pearl Street, L.P. or their respective Affiliates, in such Person's capacity as a Swing Loan Lender hereunder with respect to each Swing Loan made by it. All references contained in this Agreement and the other Credit Documents to the "Swing Loan Lender" shall be deemed to apply equally to each of the Swing Loan Lenders set forth above (or its Affiliates) in their respective capacities as a Swing Loan Lender of any or all Swing Loans made by each such institution (or its Affiliate).

         "TERM LOAN" is defined in SECTION 2.1(a).

         "TERM LOAN PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) the principal amount of such Lender's Term Loan by (B) the aggregate principal amount of all Term Loans.

         "TERM LOAN TERMINATION DATE" means November 17, 2000.

         "TERM NOTE" means a promissory note, in substantially the form of EXHIBIT "A-2" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan, including any amendment, restatement, modification, renewal or replacement of such Term Note.

         "TRADEMARK SUBSIDIARIES" means NBC Fourth Realty Corp., a Nevada corporation, CDM Corp., a Nevada corporation and any other Nevada corporation which is a Wholly-Owned Subsidiary





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                                                            FINAL EXECUTION COPY

of the Borrower and a Facility Guarantor and the principal function and activity of which is to hold title to trademarks or service marks used by the Borrower and its Subsidiaries.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Marshalls Acquisition.

         "TRANSACTION DOCUMENTS" means the Credit Documents, the Seller Preferred Stock and the Acquisition Documents.

         "TRANSFEREE" is defined in SECTION 12.4.

         "TYPE" means, with respect to (i) any Advance, its nature as a Floating Rate Advance or Eurodollar Advance and (ii) any Swing Loan, its nature as a Money Market Loan.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the actuarial present value of all accrued benefits under all Single Employer Plans (based on the actuarial assumptions for each such Plan) exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which (other than directors qualifying shares and shares required by applicable corporate law to be owned by foreign nationals and which do not represent greater than 1% of the outstanding voting securities) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any company, partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2 REFERENCES. Unless the context otherwise provides, any references to Subsidiaries of the Borrower set forth herein shall, with respect to representations and warranties which deal with historical matters, be deemed to include Marshalls and its Subsidiaries.

         1.3 ACCOUNTING; CHANGES IN AGREEMENT ACCOUNTING PRINCIPLES. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified





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                                                            FINAL EXECUTION COPY

public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, HOWEVER, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles in effect as of the date of such amendment.

                            ARTICLE II : THE CREDITS
                            ------------------------

         2.1. TERM LOANS. (a) AMOUNT OF TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make on the initial Credit Extension Date, a term loan, available in a single draw in dollars, to the Borrower in an amount equal to the amount set forth opposite such Lender's name under the heading "Term Loan" on SCHEDULE 1.1 hereto (each individually, a "TERM LOAN" and, collectively, the "TERM LOANS"). All Term Loans shall be made by the Lenders on the initial Credit Extension Date simultaneously, it being understood that (i) except to the extent separately agreed in writing between a particular Lender and the Borrower, no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan required of any Lender be increased as a result of any such failure and (ii) no Lender shall be obligated to make its Term Loan unless all Lenders are simultaneously making their Term Loans.

         (b) BORROWING NOTICE. The Borrower shall deliver to the Administrative Agent a Borrowing Notice, signed by it, on the initial Credit Extension Date. Such Borrowing Notice shall specify instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in SECTION 2.9 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. Any Borrowing Notice given pursuant to this SECTION 2.1(b) shall be irrevocable.

         (c) MAKING OF TERM LOANS. Promptly after receipt of the Borrowing Notice under SECTION 2.1(b) in respect of the Term Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Term Loan with the Administrative Agent at its office in Chicago, Illinois, in immediately available funds, on the initial Credit Extension Date specified in the Borrowing





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                                                            FINAL EXECUTION COPY

Notice. Subject to the fulfillment of the conditions precedent set forth in SECTIONS 4.1 and 4.2, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in Chicago, Illinois on such initial Credit Extension Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice.

         (d) REPAYMENT OF THE TERM LOANS. (i) The Term Loans shall be repaid in eighteen (18) consecutive installments, the first seventeen of which shall be payable quarterly on the last day of each calendar quarter commencing
September 30, 1996 and continuing thereafter to and including September 30, 2000 and the final installment shall be payable on the Term Loan Termination
Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amounts set forth below:

                 INSTALLMENT DATE                       INSTALLMENT AMOUNT
                 ----------------                       ------------------
                 September 30, 1996                         $15,000,000
                 December 31, 1996                          $35,000,000

                 March 31, 1997                             $10,000,000
                 June 30, 1997                              $10,000,000
                 September 30, 1997                         $10,000,000
                 December 31, 1997                          $45,000,000

                 March 31, 1998                             $10,000,000
                 June 30, 1998                              $10,000,000
                 September 30, 1998                         $10,000,000
                 December 31, 1998                          $45,000,000

                 March 31, 1999                             $10,000,000
                 June 30, 1999                              $10,000,000
                 September 30, 1999                         $10,000,000
                 December 31, 1999                          $45,000,000

                 March 31, 2000                             $20,000,000
                 June 30, 2000                              $20,000,000
                 September 30, 2000                         $20,000,000
                 Term Loan Termination Date                 $40,000,000



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                                                            FINAL EXECUTION COPY


Notwithstanding the foregoing, the final installment payable on the Term Loan Termination Date shall be in the amount of the then outstanding principal balance of the Term Loans. No installment of any Term Loan shall be reborrowed once repaid.

         (ii) In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in SECTION 2.7(a) for credit against the scheduled payments on the Term Loans pursuant to Section 2.7 and (b) shall make the mandatory prepayments prescribed in SECTION 2.7(b), for credit against such scheduled payments on the Term Loans pursuant to SECTION 2.7.

                 2.2.  The Revolving Credit Loans.
                       --------------------------

                 2.2.1 SYNDICATED REVOLVING CREDIT LOANS. From and including the date of this Agreement and prior to the Revolving Loan Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTION
2.5 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Revolving Loan Commitment), to make revolving loans (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower from time to time provided no such Revolving Loans shall be required if after making any such Revolving Loan such Lender's Revolving Credit Exposure would exceed such Lender's Revolving Loan Commitment. Nothing herein shall obligate any Lender other than the Swing Loan Lenders to make Swing Loans. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION 2.5 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Revolving Loan Commitment), the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Revolving Loan Commitments of the Lenders to lend hereunder shall expire on the Revolving Loan Termination Date. The proceeds of all Revolving Loans made under this
SECTION 2.2.1 shall be used first to repay principal of and accrued and unpaid interest on any outstanding Swing Loans advanced to Borrower, and thereafter in accordance with the terms of SECTION 6.2. All outstanding Revolving Loans shall be paid in full by the Borrower on the Revolving Loan Termination Date.

                 2.2.2 SWING LOANS. (a) AVAILABILITY. Subject to the terms and conditions set forth in this Agreement, the Swing Loan Lenders shall make loans (the "SWING LOANS") to the Borrower, from time to time after the initial Credit Extension Date and prior to the Revolving Loan Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed the least of (i) $25,000,000 for all Swing Loans by all Swing Loan Lenders, (ii) as to each Swing Loan Lender, the amount of such Swing Loan Lender's Revolving Loan Commitment MINUS such Swing Loan Lender's Revolving Credit Exposure and (iii) as to each Swing Loan Lender, the amount set forth on
SCHEDULE 1.1 hereto opposite such Swing Loan Lender's name thereon under the heading "Maximum Swing Loans"; PROVIDED, HOWEVER, at no time shall the Revolving Credit

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                                                            FINAL EXECUTION COPY

Obligations exceed the Aggregate Revolving Loan Commitment. Each of the Swing Loan Lenders agrees, upon the Borrower's request therefor, promptly to provide information regarding the applicable interest rate at which such Swing Loan Lender will make available Swing Loans to the Borrower on the Business Day of such request or the immediately following Business Day if such request is received after 1:00 p.m. (Chicago time) (the "MONEY MARKET RATE"), which Money Market Rate, in any event, shall not exceed the Floating Rate then applicable to Revolving Loans. All Swing Loans shall be Money Market Rate Loans and shall otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that (x) each Swing Loan shall be in a minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount and
(y) all interest on the Swing Loans made by a Swing Loan Lender shall be payable to the Administrative Agent for the account of the applicable Swing Loan Lender. The Swing Loan Lenders shall not make any Swing Loan in the period commencing on the first Business Day after receipt of written notice from any Lender (I) that one or more of the conditions precedent contained in
SECTION 4.2 will not on such date be satisfied until such Lender confirms that such condition precedent has been met, or (II) that a Default or Unmatured Default has occurred, and ending when such Default or Unmatured Default no longer exists, and the Swing Loan Lenders shall not otherwise be required to determine that, or take notice whether, (x) the conditions precedent set forth in SECTION 4.2 hereof have been satisfied or (y) a Default or Unmatured Default has occurred.

                 (b) BORROWING NOTICE. When the Borrower desires to borrow under this SECTION 2.2.2, it shall deliver to the Administrative Agent a Borrowing Notice, signed by it, no later than 11:00 a.m. (Chicago time) on the date of the proposed Borrowing of a Swing Loan which Borrowing Notice shall indicate that the Borrower is requesting a Swing Loan pursuant to this SECTION
2.2.2. Such Borrowing Notice shall specify (i) the date of the proposed Swing Loan (which shall be a Business Day), (ii) the amount of the proposed Swing Loan, (iii) the Swing Loan Lender or Swing Loan Lenders requested to make such Swing Loan, (iv) the Money Market Rate or Money Market Rates of each such Swing Loan Lender as quoted by such Swing Loan Lender to the Borrower under CLAUSE
(a) above and (iv) instructions for the disbursement of the proceeds of the proposed Swing Loan. Any Borrowing Notice given pursuant to this SECTION 2.2.2(b) shall be irrevocable.

                 (c) MAKING OF SWING LOANS. Provided the Money Market Rate set forth in the applicable Borrowing Notice with respect to such Swing Loan Lender is accurate, each of the applicable Swing Loan Lenders shall promptly deposit the amount of the Swing Loan requested by the Borrower from it with the Administrative Agent in immediately available funds on the date of the proposed Swing Loan applicable thereto. Subject to the fulfillment of the conditions precedent set forth in SECTIONS 4.1 and 4.2, the Administrative Agent will promptly make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in Chicago, Illinois by depositing such funds to such account with the Administrative Agent as the Borrower shall designate. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION 2.5 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Revolving Loan Commitment), the Borrower may borrow, repay and reborrow Swing

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                                                            FINAL EXECUTION COPY

Loans at any time prior to the Revolving Loan Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the obligations of the Swing Loan Lenders to make Swing Loans hereunder shall expire on the Revolving Loan Termination Date.

                 (d) REPAYMENT OF SWING LOANS. The Borrower shall repay each Swing Loan on the earlier to occur of (a) the date that is the Revolving Loan Termination Date and (b) the date that is seven (7) days after the making of such Swing Loan and if, for any reason the Swing Loans exceed $25,000,000 in the aggregate, the Borrower shall immediately make a repayment of the Swing Loans (allocated ratably among all of the outstanding Swing Loans) such that the aggregate amount of the Swing Loans does not exceed $25,000,000; PROVIDED, HOWEVER, that nothing in this SECTION 2.2.2 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Swing Loans at any earlier time in accordance with the terms of this Agreement. Outstanding Swing Loans may be repaid from the proceeds of Revolving Loans or from the proceeds of Swing Loans. Any repayment of the Swing Loans shall be accompanied by accrued interest thereon and shall be in the minimum amount of $500,000 and increments of $100,000 in excess thereof. If Borrower at any time fails to repay a Swing Loan on the applicable date when due, Borrower shall be deemed to have elected to borrow a Floating Rate Advance consisting of Revolving Loans from the Lenders, as of such due date equal in amount to the unpaid amount of the Swing Loans, and interest thereon, due on such due date. Such Advance shall be made as of such due date, automatically, without further notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Floating Rate Advance if Borrower shall have failed to make such payment to the Administrative Agent for the account of the applicable Swing Loan Lender prior to such time. The proceeds of any such Floating Rate Advance shall be used to repay the Swing Loans and interest thereon. If, for any reason, Borrower fails to repay a Swing Loan on the applicable due date and, for any reason, the Lenders are unable to make or have no obligation to make an Advance, then such Swing Loans shall bear interest from and after such day, until paid in full, at the interest rate then applicable to Floating Rate Advances.

                 (e) PARTICIPATION IN SWING LOANS. Immediately upon the making of each Swing Loan, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Swing Loan Lender an undivided interest and participation in and to such Swing Loan and the obligations of Borrower in respect thereof in an amount equal to the amount of such Swing Loan multiplied by such participating Lender's Revolving Loan Percentage. The Administrative Agent will notify each Lender promptly if Borrower fails to pay the Administrative Agent for the account of the applicable Swing Loan Lender amounts required to be paid by it under
SECTION 2.2.2(d) with respect to any Swing Loan and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the applicable Swing Loan Lender, in immediately available funds an amount equal to such Lender's Revolving Loan Percentage of the amount due from the Borrower with respect thereto (without duplication as to amounts funded as Revolving Loans under CLAUSE (d) used to repay such Swing Loans). The obligation of each Lender to pay the Administrative Agent for the account of the Swing Loan

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                                                            FINAL EXECUTION COPY

Lenders under this SECTION 2.2.2(e) shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.2.2(e), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent on behalf of the Swing Loan Lenders receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Administrative Agent, such amount in accordance with this SECTION 2.2.2(e). If any amount required to paid under this Section is not in fact made available to the Administrative Agent for remittance to the Swing Loan Lenders as described above by any Lender, such Swing Loan Lenders shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon from the date of demand therefor on any Business Day until the date such amount is paid to the Administrative Agent by such Lender, for one (1) Business Day at the Federal Funds Effective Rate and thereafter at the interest rate applicable to such Swing Loans. The failure of any Lender to pay such amount to the Administrative Agent shall not relieve any other Lender of its obligation to make the payment to be made by it. Upon the purchase by each Lender of a participation in any Swing Loans pursuant to this SECTION 2.2.2, such Lender shall be deemed to have made a Floating Rate Loan under SECTION 2.2.1 in the amount of such participation, and such Swing Loans shall be deemed to have been repaid in such amount.

         2.3. RATABLE LOANS. Each Advance under SECTION 2.2.1 shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Loan Commitments bear to the Aggregate Revolving Loan Commitment.

         2.4. TYPES OF ADVANCES. The Advances with respect to Revolving Loans and Term Loans may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.8 and 2.9. The Swing Loans shall be Money Market Rate Loans.

         2.5. FACILITY FEE; REDUCTIONS IN AGGREGATE REVOLVING LOAN COMMITMENT. The Borrower agrees to pay to the Administrative Agent for the pro rata account of the Lenders according to their Revolving Loan Percentages, a facility fee ("FACILITY FEE") accruing at the per annum rate of the Applicable Facility Fee from and including the date of this Agreement until the Revolving Loan Termination Date on the Aggregate Revolving Loan Commitment, payable on each Payment Date hereafter, on the date of any reduction of the Aggregate Revolving Loan Commitment with respect to the amount so reduced and on the Revolving Loan Termination Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual days elapsed. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders in integral multiples of $25,000,000, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; PROVIDED, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Revolving

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                                                            FINAL EXECUTION COPY

Credit Obligations. All accrued Facility Fees shall be payable on the effective date of any reduction of the Revolving Loan Commitments with respect to the amount so reduced and on the termination of the Revolving Loan Commitments of the Lenders.

         2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $25,000,000 (and an integral multiple of $5,000,000 if in excess thereof) and each Floating Rate Advance shall be in the minimum amount of $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof); PROVIDED, that any Floating Rate Advance may be in the amount of (i) the Available Aggregate Revolving Loan Commitment and (ii) any Floating Rate Advance required to be made in connection with the required repayment of a Swing Loan under SECTION 2.2.2(d). In addition, the Borrower shall select Eurodollar Interest Periods under SECTIONS 2.8 and 2.9 so that no more than fifteen (15) Eurodollar Interest Periods shall be outstanding at any one time.

         2.7. OPTIONAL PRINCIPAL PAYMENTS; MANDATORY PREPAYMENTS.

                 (a) OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum amount of $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. In addition, the Borrower may from time to time upon five Business Days' notice to the Administrative Agent, pay all, or in a minimum amount of $10,000,000 and an integral multiple of $1,000,000, a portion, of any outstanding Eurodollar Advance, on a date other than the last day of the applicable Eurodollar Interest Period; PROVIDED, that the Borrower shall be required to make any funding indemnification payments required by SECTION 3.4 in connection therewith. In addition the Borrower may from time to time pay all outstanding Money Market Rate Loans, or, in a minimum amount of $1,000,000 (and a multiple of $1,000,000 in excess thereof) any portion of any outstanding Money Market Rate Loan; PROVIDED, that the Borrower shall be required to make any funding indemnification payments required by SECTION 3.4 in connection therewith. In connection with each optional principal payment the Borrower shall advise the Administrative Agent whether such payment is in respect of the Swing Loans, Revolving Loans or Term Loans. Unless otherwise designated by the Borrower, payments in respect of the Swing Loans shall be applied ratably to each of the outstanding Swing Loans. Optional payments in respect of Term Loans shall be applied to the unpaid installments of the Term Loans on a pro-rata basis. Unless otherwise designated by the Borrower (provided the Borrower shall be required in connection with any such designation to make any funding indemnification payments required by SECTION 3.4), payments in respect of Revolving Loans and Term Loans shall be applied first to Floating Rate Loans and then to any Eurodollar Rate Loans maturing on such date. The Administrative Agent shall hold the remaining portion of such payments as cash collateral in an interest bearing account and shall apply funds from such account to subsequently maturing Eurodollar Rate Loans in order of maturity unless otherwise directed by

                                                            FINAL EXECUTION COPY

the Borrower (provided the Borrower shall be required in connection with any such direction to make any funding indemnification payments required by SECTION 3.4).

         (b)  Mandatory Prepayments.
              ---------------------

         (i) Upon the consummation of any Asset-Equity Sale (other than an Excluded Asset Sale or Excluded Equity Issuance), by the Borrower or any Subsidiary, the Net Cash Proceeds of which are (in such transaction or when aggregated with all such other Asset-Equity Sales which are part of a series of related transactions) greater than $10,000,000, within five (5) Business Days after the Borrower's or any of such Subsidiaries' consummation of such Asset-Equity Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to (y) one hundred percent (100%) of such Net Cash Proceeds in the case of Asset-Equity Sales other than in connection with the issuance of Capital Stock and (z) fifty percent (50%) of such Net Cash Proceeds in the case of Asset-Equity Sales consisting of the issuance of Capital Stock; PROVIDED, if the purchase price for any such Asset-Equity Sale includes any deferred purchase price payments, earnouts or performance based payments which are to be made subsequent to the consummation of such Asset-Equity Sale, the amount of which has not been included in the calculation of Net Cash Proceeds as of the time of the consummation of such Asset-Equity Sale, then within five (5) Business Days after the Borrower's or any of such Subsidiaries' receipt of any such deferred purchase price payments, earnouts or performance based payments, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such deferred purchase price payments, earnouts or performance based payments.

         (ii) Within five (5) Business Days after the receipt by the Borrower or any Subsidiary of any proceeds of Specified Indebtedness, the Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of the principal amount of such Specified Indebtedness MINUS all reasonable fees, costs and expenses related to the issuance and placement of such Specified Indebtedness.

         (iii) Within five (5) Business Days after the Borrower's or any Subsidiaries' consummation of any Excluded Asset Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to the difference (if a positive number) between: (A) one hundred percent (100%) of the Net Cash Proceeds of such Excluded Asset Sale and (B) the lesser of (i) $25,000,000 and (ii) the amount required to be paid in redemption of the Series D Seller Preferred Stock.





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                                                            FINAL EXECUTION COPY


         (iv) Within five (5) Business Days after the consummation of any Excluded Equity Issuance, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to fifty percent (50%) of the difference (if a positive number) between (a) the Net Cash Proceeds of such Excluded Equity Issuance and (b) the amount paid in redemption or other repurchase of Preferred Stock of the Borrower, or any part thereof.

Nothing in this SECTION 2.7(b) shall be construed to constitute the Lenders' consent to any transaction referred to in CLAUSE (i), (ii), (iii) or (iv) above which is not expressly permitted by the terms of this Agreement. Each mandatory prepayment required by CLAUSES (i), (ii), (iii) and (iv) of this
SECTION 2.7(b) shall be referred to herein as a "DESIGNATED PREPAYMENT". Designated Prepayments shall be allocated and applied to the Obligations as follows:

         (I) the amount of each Designated Prepayment shall be applied to the unpaid installments of the Term Loans on a pro- rata basis; and

         (II) except as set forth below, following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall not reduce Revolving Loan Commitments) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to repay outstanding Swing Loans, then to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Facility LCs and then, to the extent any LC Obligations are contingent, deposited with the Administrative Agent as cash collateral in respect of such LC Obligations; PROVIDED, HOWEVER, in the event that the Borrower fulfills all of the conditions precedent set forth in SECTIONS 4.1 and 4.2 (provided no Borrowing Notice in connection therewith shall be required) as of the date such Designated Prepayment would be subject to application under this CLAUSE (II), the proceeds of the remainder of such Designated Prepayment (after the payment in full of the Term Loans) shall not be required to be paid by the Borrower as a prepayment of the Revolving Loans, Swing Loans or other Obligations.

On the date any Designated Prepayment is received by the Administrative Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date. Except as set forth in CLAUSE
(II) above, the Administrative Agent shall hold the remaining portion of such Designated Prepayment as cash collateral in an interest bearing deposit account and shall apply funds from such account to repay subsequently maturing Eurodollar Rate Loans in order of maturity (which Eurodollar Rate Loans shall continue to accrue interest at the applicable Eurodollar Rate until such repayment has been made). Notwithstanding the foregoing, the Borrower may designate a different application of such Designated Prepayments as between Floating Rate Loans and Eurodollar Loans or among Eurodollar Loans; PROVIDED, that the Borrower shall be





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                                                            FINAL EXECUTION COPY

required to make any funding indemnification payments required by SECTION 3.4 in connection therewith.

         (c) MANDATORY REDUCTION OF AGGREGATE REVOLVING CREDIT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Borrower shall be required during each five-month period from November 1 through March 31 of each year, to reduce the Adjusted Short Term Loan Obligations to less than $100,000,000 for a consecutive 30-day period and shall make a mandatory prepayment of the Swing Loans and/or Revolving Loans and if such amounts have been fully repaid the other Short Term Loan Obligations at such times and in such amounts as shall be necessary to comply with the requirements of this
SECTION 2.7(c).

         2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m.(Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

    (ii)        the aggregate amount of such Advance,

   (iii)        the Type of Advance selected, and

    (iv) in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE XIII. Subject to the fulfillment of the conditions precedent set forth in SECTIONS 4.1 and 4.2, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance of such Type until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance continue as a Eurodollar





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                                                            FINAL EXECUTION COPY

Advance for the same or another Eurodollar Interest Period. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than with respect to Swing Loans) into any other Type or Types of Advances (other than Swing Loan Advances); provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto.
The Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation;

    (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

   (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

         2.10. DETERMINATION OF INTEREST RATE; DETERMINATION OF APPLICABLE EURODOLLAR MARGINS AND APPLICABLE FEES.

         (a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to SECTION 2.9, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Revolving Loan Termination Date with respect to the Revolving Loans or after the Term Loan Termination Date with respect to the Term Loans. Each Swing Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Swing Loan is made to but excluding the date it becomes due, at a rate per annum equal to the applicable Money Market Rate.

         (b) The Applicable Eurodollar Margins with respect to Advances and the Applicable Fees for any period shall be determined on the basis of the publicly announced ratings ("CREDIT RATINGS") by Moody's and S&P on the Borrower's Rated Debt during such period, in each case in accordance

                                                            FINAL EXECUTION COPY

with the table set forth below and the provisions of SECTION 2.19 with respect to Applicable LC Fees, the Applicable Eurodollar Margins and the Applicable Fees to change when and as such Credit Ratings change. For purposes of determining the Applicable Eurodollar Margins and the Applicable Fees with respect to any period:

         (i) Any change in the Credit Rating shall be deemed to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such Credit Rating shall no longer be in effect. If any change in Credit Rating occurs during an Interest Period, the new Applicable Eurodollar Margins and Applicable Fees shall become effective from the date of the public announcement.

         (ii) If, during any period, either Moody's or S&P shall not have a publicly-announced Credit Rating with respect to the Borrower's Rated Debt, the Credit Rating announced by the other rating agency with respect thereto shall be used.

         (iii) Except as provided below, in the event that the Credit Ratings publicly announced by Moody's and S&P with respect to the Borrower's Rated Debt appear in more than one column of the table, the Applicable Eurodollar Margins and the Applicable Fees will be based on the column which includes the lowest rating; PROVIDED, in the event that the Credit Ratings announced are either A- from S&P or A3 from Moody's but the other Credit Rating is either BBB+ from S&P or Baa1 from Moody's, the Applicable Eurodollar Margins and the Applicable Fees shall be the margins set forth under the column entitled "At Least A- or A3 or Above"; and PROVIDED, FURTHER, in the event that the Credit Ratings announced are either an A- from S&P or an A3 from Moody's but the other Credit Rating is either BBB from S&P or Baa2 from Moody's, the Applicable Eurodollar Margins and the Applicable Fees shall be the margins set forth under the column entitled "At Least BBB+ and Baa1."

         (iv) If, during any period, neither Moody's nor S&P shall have publicly announced a Credit Rating with respect to the Borrower's Rated Debt, the Applicable Eurodollar Margins and the Applicable Fees shall be the margins set forth under the column entitled "Below BBB- or Baa3 or Unrated."

         (v) Notwithstanding the foregoing, the initial Applicable Eurodollar Margins and the initial Applicable Fees shall be the margins and fees determined by reference to the column entitled "At least BBB and Baa2" and shall remain at such levels until sixty (60) days following the date of the initial Credit Extension; PROVIDED if during such 60-day period the Credit Ratings publicly announced by Moody's and S&P with respect to the Borrower's Rated Debt have been affirmed by S&P and Moody's, the Applicable Eurodollar Margins and Applicable Fees shall be determined based upon

                                                            FINAL EXECUTION COPY

                 the table below in accordance with such affirmed ratings. If the Credit Ratings publicly announced by Moody's and S&P with respect to the Borrower's Rated Debt have not been affirmed within such 60-day period, then the Applicable Eurodollar Margins and the Applicable Fees shall be determined by reference to the column entitled "At Least BBB- or Baa3" commencing with the 60th day following the date of the initial Credit Extension and continuing until such Credit Ratings have been affirmed by each of S&P and Moody's.

                                    APPLICABLE EURODOLLAR MARGINS
                                AND APPLICABLE FEES (IN PERCENTAGES)
------------------------------------------------------------------------------------------------------------
  CREDIT             AT LEAST A-        AT LEAST             AT LEAST         AT LEAST          BELOW
  RATINGS             OR A3 OR          BBB+AND              BBB AND          BBB-AND           BBB- OR
                        ABOVE             BAA1                 BAA2             BAA3            BAA3 OR
                                                                                                UNRATED
------------------------------------------------------------------------------------------------------------
 Applicable
 Eurodollar
 Margin for               .35%              .425%              .50%              .70%               .875%
 Revolving
 Loans
------------------------------------------------------------------------------------------------------------
 APPLICABLE
 EURODOLLAR               .50%              .625%              .75%             1.00%              1.25%
 MARGIN FOR
 TERM LOANS
------------------------------------------------------------------------------------------------------------
 APPLICABLE               .15%              .20%               .25%              .30%              .375%
 FACILITY FEE
============================================================================================================


         2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, after the occurrence and during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. After the occurrence and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Borrower, (a) require that interest be paid on demand or more frequently than as required pursuant to SECTION 2.14 and/or (b) declare that (i) each Advance and each Swing Loan shall bear interest at a rate per annum equal to the Floating Rate PLUS 2% per annum and (ii) the Applicable LC Fee shall be increased by 2% per annum.

         2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII, or at any other

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                                                            FINAL EXECUTION COPY

Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (local time at the place of payment) on the date when due and shall be applied ratably (unless such payments are for the account of specific Lenders, LC Issuers, Co-Arrangers or Swing Loan Lenders under the terms hereof) by the Administrative Agent among the Lenders. Any payment received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Each payment delivered to the Administrative Agent for the account of any Lender, LC Issuer, Swing Loan Lender or Co- Arranger shall be delivered promptly by the Administrative Agent to such Person in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Person. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.13. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note or with respect to the Loans. The Borrower hereby authorizes the Lenders, the Swing Loan Lenders, the LC Issuers and the Administrative Agent to extend, convert or continue Advances, extend Swing Loans, issue Facility LCs, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.14. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Loan and each Swing Loan (if not earlier paid in accordance with SECTION 2.11) shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and, with respect to any Swing Loan, on any date on which such Swing Loan is repaid or prepaid, whether due to acceleration or otherwise and at maturity. Interest accrued on each Floating Rate Loan shall also be payable on any date on which such Floating Rate Loan is prepaid or repaid due to acceleration or at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the Payment Date immediately following such conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of the applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Eurodollar Advances shall be calculated for actual days elapsed on the basis of a

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                                                            FINAL EXECUTION COPY

360-day year. Interest on all Floating Rate Advances and all Swing Loans shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid and applied to such Loan if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Bank agrees to furnish timely information to the Administrative Agent for the purpose of determining the Eurodollar Rate.

         2.16. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower, a Lender or a Swing Loan Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent for payments to be made on a same-day basis and otherwise prior to the date on which it is scheduled to make a payment to the Administrative Agent of (i) in the case of a Lender or a Swing Loan Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, Swing Loan Lenders or LC Issuers, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender, Swing Loan Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender or Swing Loan Lender, the Federal Funds

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                                                            FINAL EXECUTION COPY

Effective Rate for such day or (ii) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

         2.18. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, Swing Loan Lender or LC Issuer, each Lender, Swing Loan Lender or LC Issuer that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender, LC Issuer or Swing Loan Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender, Swing Loan Lender or LC Issuer which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender, Swing Loan Lender or LC Issuer is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender, Swing Loan Lender or LC Issuer from duly completing and delivering any such form with respect to it and such Lender, Swing Loan Lender or LC Issuer advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.19. FACILITY LCS.

         (a) Each of the LC Issuers hereby agrees, subject to satisfaction of the conditions precedent contained in SECTIONS 4.1 and 4.2 (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), on the terms and conditions set forth in this Agreement, to issue stand-by and commercial letters of credit (each, a "FACILITY LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC (each a "MODIFICATION"), from time to time from and including the date of this Agreement and prior to the Revolving Loan Termination Date upon the request of the Borrower; PROVIDED that immediately after each such Facility LC is issued or after each such Modification, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000 and (ii) the Revolving Credit Obligations shall not exceed the Aggregate Revolving Loan Commitment; PROVIDED, FURTHER, that if the Borrower has requested a Lender other than First Chicago, Bank of America Illinois or The Bank of New York (the "DESIGNATED ISSUERS") to act as LC Issuer with respect to the issuance or Modification of a particular Facility LC, such issuance or Modification shall be made only in the sole discretion of such Lender; and PROVIDED, FURTHER, that no Designated Issuer shall be obligated to issue a Facility LC if, after taking into account the requested LC: (i) the aggregate amount of such Designated Issuer's LC Obligations would exceed

                                                            FINAL EXECUTION COPY

the amount set forth on SCHEDULE 1.1 hereto opposite such Designated Issuer's name thereon under the heading "Maximum Facility LC Amount" or (ii) the aggregate amount of such Designated Issuer's Revolving Credit Exposure would exceed its Revolving Loan Commitment. No Facility LC shall have an expiry date later than the earlier of (i) the date that is three (3) Business Days prior to the Revolving Loan Termination Date and (ii) the day which is one year after the date of issuance (or the most recent Modification) thereof. No LC Issuer shall issue any Facility LC in the period commencing on the first Business Day after receipt of written notice from any Lender (I) that one or more of the conditions precedent contained in SECTION 4.2 will not on such date be satisfied until such LC Issuer confirms that such condition precedent has been met, or (II) that a Default or Unmatured Default has occurred, and ending when such Default or Unmatured Default no longer exists, and the LC Issuers shall not otherwise be required to determine that, or take notice whether, (x) the conditions precedent set forth in SECTION 4.2 hereof have been satisfied or (y) a Default or Unmatured Default has occurred.

         (b) Upon the issuance or Modification by a LC Issuer of a Facility LC in accordance with this SECTION 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Revolving Loan Percentage.

         (c) Subject to subsection (a), the Borrower shall give the applicable LC Issuer (with a copy to the Administrative Agent) notice prior to 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent. Periodically or upon the request of any Lender, the Administrative Agent shall notify each Lender of the amount of such Lender's participation in Facility LCs. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in ARTICLE IV (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "FACILITY LC APPLICATION AGREEMENT"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application Agreement, the terms of this Agreement shall control.

         (d) The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Revolving Loan Percentages, a per annum letter of credit fee equal to (i) a percentage equal to the Applicable Eurodollar Margin for Revolving Loans determined under
SECTION 2.10 in effect from time to time on the average daily aggregate amount available for drawing under all financial or stand-by Facility LCs and (ii) a percentage equal to the Applicable Eurodollar Margin for Revolving Loans determined under SECTION 2.10 in effect from





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time to time MINUS twenty-five (25) basis points on the average daily aggregate amount available for drawing under all commercial or trade Facility LCs. Each such fee shall be payable in arrears on each Payment Date and on the Revolving Loan Termination Date; provided that fees payable on each Payment Date shall be for the period ending on the fifth (5th) Business Day immediately preceding such Payment Date. The LC Issuers shall furnish to the Administrative Agent upon request the LC Issuers' calculations with respect to the amount of any fee payable under the prior sentence of this subsection (d). In addition, the Borrower shall pay to the LC Issuers such additional fees, fronting fees and expenses relating to issuance, amendment, Modification and payment of Facility LCs in the amounts and at the times agreed between the Borrower and the LC Issuers.

         (e) Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Borrower and the Administrative Agent and the Administrative Agent shall promptly notify each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC PAYMENT DATE"). The responsibility of the applicable LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by it in connection with such presentment shall be in conformity in all material respects with such Facility LC. The applicable LC Issuer shall endeavor to exercise the same care in the issuance, Modification and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any Gross Negligence or willful misconduct by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or Unmatured Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Revolving Loan Percentage of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to subsection (f) below plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for such day.

         (f) The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on or by the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; PROVIDED that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or Gross Negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the applicable LC Issuer's failure (other than pursuant to legal process) to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the applicable LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate


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Advances for such day if such day falls on or before the applicable LC Payment
Date and (y) the sum of 2% PLUS the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Revolving Loan Percentage all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to subsection (e). Subject to the terms and conditions of this Agreement (including without limitation the submission of an applicable Borrowing Notice and the satisfaction of the applicable conditions precedent set forth in ARTICLE IV), the Borrower may request Revolving Loans or Swing Loans hereunder for the purpose of satisfying any Reimbursement Obligation.

         (g) The Borrower's obligations under this SECTION 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with each of the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if the L/C Issuer shall have been informed by the Borrower that the Borrower believes such documents to be or such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Facility LC or any financial institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Subsidiaries against the beneficiary of any Facility LC or any such transferee provided any drawing under such a Facility LC conforms in all material respects on its face to the requirements of such Facility LC. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done in good faith and without Gross Negligence, shall be binding upon the Borrower and shall not put the applicable LC Issuer or any Lender under any liability to the Borrower.

         (h) To the extent not inconsistent with subsection (g) above, the applicable LC Issuer shall be entitled to rely, and shall be fully protected in relying upon, any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. The applicable LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders or all of the Lenders (as applicable under SECTION 8.2) as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction (which shall not include any requirement that it be indemnified for its willful misconduct or Gross Negligence) by the Lenders against any and all



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liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this SECTION 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders or all of the Lenders (as applicable under SECTION 8.2), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of participations in any Facility LCs.

         (i) The Borrower hereby agrees to indemnify and hold harmless each Lender, each Swing Loan Lender, each LC Issuer, each Co-Arranger and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, Swing Loan Lender, LC Issuer, Co-Arranger or Administrative Agent may incur (or which may be claimed against such Lender, Swing Loan Lender, LC Issuer, Co-Arranger or Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the applicable LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; PROVIDED that the Borrower shall not be required to indemnify any Lender, Swing Loan Lender, LC Issuer, Co-Arranger or Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or Gross Negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) the applicable LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this subsection (i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

         (j) Each Lender shall, ratably in accordance with its Revolving Loan Percentage, indemnify each LC Issuer, its affiliates and their respective officers, directors, employees, partners, managers, shareholders, attorneys and agents (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' Gross Negligence or willful misconduct or such LC Issuer's failure (other than pursuant to legal process) to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this
SECTION 2.19 or any action taken or omitted by such indemnitees hereunder.





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                                                            FINAL EXECUTION COPY


         (k) In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

                     ARTICLE III: CHANGE IN CIRCUMSTANCES
                     ------------------------------------

         3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law, provided compliance therewith is customary practice if not having the force of law), or any interpretation thereof, or the compliance of any Lender, Swing Loan Lender or LC Issuer therewith,

                 (i) subjects any Lender, Swing Loan Lender or LC Issuer or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's, Swing Loan Lender's or LC Issuer's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender, Swing Loan Lender or LC Issuer, as the case may be, is organized or maintains its Lending Installation), or changes the basis of taxation of payments to any Lender, Swing Loan Lender or LC Issuer in respect of its Loans, Facility LCs or other amounts due it hereunder, or

                 (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, Swing Loan Lender or LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                 (iii)    imposes any other condition,

in each case, the result of which is to increase the cost to any Lender, Swing Loan Lender or LC Issuer or any applicable Lending Installation of making, funding, issuing or maintaining Loans or Facility LCs or reduces any amount receivable by any Lender, Swing Loan Lender or LC Issuer or any applicable Lending Installation in connection with Loans or Facility LCs, or requires any Lender, Swing Loan Lender or LC Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, Facility LCs issued or interest or fees received by it, by an amount deemed material by such Lender, Swing Loan Lender or LC Issuer, then, within 15 days of demand by such Lender, Swing Loan Lender or LC Issuer, the Borrower shall pay to the Administrative Agent for the account of such Lender, Swing Loan Lender or LC Issuer that portion of such increased expense incurred or reduction in an amount received which such





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Lender, Swing Loan Lender or LC Issuer determines is reasonably attributable to making, funding, issuing and maintaining its Loans, Facility LCs or Revolving Loan Commitment.

        3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender, Swing Loan Lender or LC Issuer determines the amount of capital required or expected to be maintained by such Lender, Swing Loan Lender or LC Issuer, any Lending Installation of such Lender, Swing Loan Lender or LC Issuer or any corporation controlling such Lender, Swing Loan Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender, Swing Loan Lender or LC Issuer (a copy of which demand shall be sent to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, Swing Loan Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender, Swing Loan Lender or LC Issuer reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Revolving Loan Commitment (after taking into account such Lender's, Swing Loan Lender's or LC Issuer's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law or governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law, provided compliance therewith is customary practice if not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, Swing Loan Lender or LC Issuer or any Lending Installation or any corporation controlling any Lender, Swing Loan Lender or LC Issuer. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Each Lender agrees promptly to notify Borrower and the Administrative Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this SECTION 3.2, PROVIDED that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender reasonably determines that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any and all outstanding Eurodollar Advances to be repaid. If the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to any Eurodollar Advance does not accurately reflect the cost of making Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances.




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         3.4. FUNDING INDEMNIFICATION.  If any payment of a Eurodollar Advance or a Swing Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period or maturity date, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Swing Loan is not made or prepaid on the date specified by the Borrower for any reason other than default by the Lenders or applicable Swing Loan Lenders, or a Eurodollar Advance is not continued in accordance with the terms hereof, or a Floating Rate Advance is not converted to a Eurodollar Advance in accordance with the terms hereof, the Borrower will indemnify each Lender or Swing Loan Lender, as applicable for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advance or Swing Loan. In connection with any assignment by the Co-Arrangers of any portion of the Obligations made pursuant to SECTION 12.3 and made prior to completion of the General Syndication, the Borrower shall be deemed to have repaid all outstanding Eurodollar Advances as of such date and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Advance (chosen in accordance with the provisions of SECTION 2.8) and the indemnification provisions under this SECTION 3.4 shall apply.

         3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender in its reasonable determination. In determining the amounts payable under SECTIONS 3.1 and 3.2, each Lender shall use its reasonable efforts to make its allocations and computations, to the extent readily determinable, consistent with the allocations and computations applied generally by such Lender to other customers of similar size and credit quality and under similar circumstances. Each Lender, LC Issuer or Swing Loan Lender shall deliver a written statement of such Lender, LC Issuer or Swing Loan Lender, as applicable to the Borrower and the Administrative Agent as to the amount due, if any, under SECTIONS 3.1,
3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender, LC Issuer or Swing Loan Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan or Swing Loan shall be calculated as though each Lender or Swing Loan Lender funded its Eurodollar Loan or Swing Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Money Market Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

         3.6. REPLACEMENT LENDERS. If any Lender either makes a demand for compensation pursuant to SECTION 2.19(f), SECTION 3.1 or SECTION 3.2, or is unable to fund at the Eurodollar Rate or determines that such rate is unavailable or does not accurately reflect its cost of making or maintaining any Eurodollar Loan pursuant to SECTION 3.3, the Borrower may require and have such





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                                                            FINAL EXECUTION COPY

Lender transfer, pursuant to and in accordance with SECTION 12.3, all of its rights and obligations under the Credit Documents to one or more Purchasers selected by the Borrower, reasonably acceptable to the Administrative Agent, the Swing Loan Lenders and the LC Issuers, and willing to accept such assignment. No such assignment shall affect (a) any liability or obligation of the Borrower or any other Lender to such replaced Lender, which accrued on or prior to the date of such assignment or (b) such replaced Lender's rights or obligations hereunder in respect of any such liability or obligation. No such assignment shall impose upon the replaced Lender any obligation to pay all or any portion of the processing fee required under SECTION 12.3.2, which processing fee shall be paid by the Borrower and/or the replacement Lender. No such assignment shall be effective without the payment by the replacement Lender and/or the Borrower to the Lender being replaced of all Obligations (other than contingent indemnity obligations) of the Borrower to the Lender at such time.

                        ARTICLE IV: CONDITIONS PRECEDENT
                        --------------------------------

         4.1. INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the Term Loans or initial Revolving Loans hereunder, the LC Issuers shall not be required to issue the initial Facility LC hereunder and the Swing Loan Lenders shall not be required to make any Swing Loans hereunder, unless (i) such initial Loans are made not later than January 31, 1996; (ii) the Marshalls Acquisition has been consummated (other than the payment of the cash portion of the purchase price from the Loans to be made hereunder); (iii) all fees and expenses payable to the Administrative Agent and the Co-Arrangers required to be paid as of such date have been paid; and (iv) the Borrower has furnished to the Administrative Agent:

     (a) Copies of the articles or certificate of incorporation of each of the Borrower and the Facility Guarantors, together with all amendments, and a certificate of good standing, in each case certified not earlier than 15 Business Days prior to the initial Credit Extension Date by the appropriate governmental officer in its jurisdiction of incorporation.

     (b) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Facility Guarantors, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent, the Co-Arrangers or any Lender) authorizing the execution, delivery and performance of the Credit Documents.

     (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Facility Guarantors (the signature of which Secretary or Assistant Secretary shall be independently certified by another officer of the applicable Person), which shall identify by name and title and bear the signature of the officers of the Borrower and the Facility Guarantors authorized to sign the Credit Documents and, with respect to the Borrower, to request the making of Credit



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                                                            FINAL EXECUTION COPY

                 Extensions hereunder, upon which certificate the Administrative Agent, each Co-Arranger, each Swing Loan Lender, each LC Issuer and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or Facility Guarantor, as applicable.

     (d) A certificate, signed by the Chief Financial Officer or Treasurer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

     (e) Written opinions of Ropes & Gray, legal counsel to the Borrower and the Facility Guarantors, local counsel to the Borrower and the Facility Guarantors, and Jay Meltzer, Senior Vice President and General Counsel to the Borrower in each case addressed to the Administrative Agent, the Co-Arrangers and the Lenders in form and substance reasonably acceptable to the Administrative Agent, the Co-Arrangers, the Lenders and their counsel (with the issues covered by the opinion of Jay Meltzer to be reasonably acceptable to counsel for the Administrative Agent, the Co-Arrangers or any Lender).

     (f) Revolving Notes and Term Notes payable to the order of each of the Lenders.

     (g) Written money transfer instructions, in substantially the form of EXHIBIT "D" hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

     (h) The other documents, instruments, agreements, opinions and certificates as set forth on the list of closing documents attached as EXHIBIT "B" hereto.

     (i) A certificate of the Chief Financial Officer or Treasurer of the Borrower (together with supporting documentation reasonably satisfactory to the Administrative Agent and the Co-Arrangers and their counsel) that, concurrently with the Borrower's receipt of the initial Advance hereunder: (1) the entire principal amount (together with accrued interest and premium, if any) of the Prepayment Indebtedness shall be repaid in full and (2) any and all documents, instruments and agreements executed in connection therewith, including, without limitation the Guaranty Agreement dated as of December 30, 1994 and executed by the Borrower, have been terminated and are of no further force and effect.

     (j) A certificate of the Chief Financial Officer or Treasurer of the Borrower (together with supporting documentation reasonably satisfactory to the Administrative Agent and the Co-Arrangers and their counsel) that, concurrently with the Borrower's receipt of the initial Advance hereunder: (1) the entire principal amount (together with accrued interest and premium, if any) of all outstanding loans under all



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                                                            FINAL EXECUTION COPY

                 outstanding domestic committed credit facilities between the Borrower or any of its Subsidiaries with any of the Co-Arrangers or Lenders party to this Agreement shall be or have been repaid in full and (2) any and all documents, instruments and agreements executed in connection therewith, including, without limitation, line letter agreements, have been terminated and are of no further force and effect.

     (k) Evidence satisfactory to the Administrative Agent, the Co-Arrangers and their counsel that all of the conditions precedent set forth in that certain commitment letter dated as of October 14, 1995 issued by the Co-Arrangers to the Borrower and accepted by the Borrower have been satisfied.

     (l) Such other documents as the Administrative Agent, any Co-Arranger or any other Lender or its counsel may have reasonably requested.

         4.2. EACH CREDIT EXTENSION. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), the Swing Loan Lenders shall not be required to make any Swing Loan, and the LC Issuers shall not be required to issue any Facility LC or effect any Modification thereof, unless on the applicable Credit Extension Date, both immediately prior to, and immediately after giving effect to, such Credit Extension and the use of proceeds in connection therewith:

     (a) Either (i) in the case of an Advance, the Administrative Agent shall have received a Borrowing Notice in compliance with
                 SECTION 2.8, (ii) in the case of a Swing Loan, the Administrative Agent and applicable Swing Loan Lender(s) shall have received a request for the making of a Swing Loan in compliance with SECTION 2.2.2 or (iii) in the case of a Facility LC, the LC Issuer shall have received a request for the issuance or Modification of a Facility LC in compliance with SECTION 2.19 (together with any Facility LC Application Agreement requested by the applicable LC Issuer pursuant to
                 SECTION 2.19(c)).

     (b) The Aggregate Revolving Credit Obligations do not and would not exceed the Aggregate Revolving Loan Commitment.

     (c)         There exists no Default or Unmatured Default.

     (d) The representations and warranties contained in ARTICLE V and in each Facility Guaranty are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.





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     (e)         All legal matters incident to the making of such Credit
                 Extension shall be reasonably satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance, each request for a Swing Loan and each request for the issuance or Modification of a Facility LC shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(b), (c), and (d) have been satisfied.

                  ARTICLE V: REPRESENTATIONS AND WARRANTIES
                  -----------------------------------------

         In order to induce the Administrative Agent, the Co-Arrangers, the LC Issuers, the Swing Loan Lenders and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Facility LCs described herein, the Borrower represents and warrants to the Administrative Agent, each Co-Arranger, each LC Issuer, each Swing Loan Lender and each Lender as follows as of the date of this Agreement, the initial Credit Extension Date and thereafter on each date as required by
SECTION 4.2 that:

         5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and the Facility Guarantors (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify could not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

         5.2. AUTHORIZATION AND VALIDITY.

         (A) Each of the Borrower and its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Marshalls Acquisition or which have been executed by it as required by this Agreement and (ii) to file the Transaction Documents which must be filed by it in connection with the Marshalls Acquisition or which have been filed by it in connection with this Agreement with any Governmental Authority.

         (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents executed or filed by the Borrower or any of its Subsidiaries in connection with the Marshalls Acquisition and to which the Borrower or any of its Subsidiaries is a party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its





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Subsidiaries, and such approvals have not been rescinded.  No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions. The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents executed or filed by the Seller or any of its Subsidiaries in connection with the Marshalls Acquisition on or prior to the date of the initial Credit Extension and to which the Seller or any of its Subsidiaries is a party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Seller and its Subsidiaries, and such approvals have not been rescinded.

         (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived without the prior written consent of the Required Lenders (or all of the Lenders if so required under SECTION 8.2), and the Borrower and its Subsidiaries have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties and no unmatured default, default or breach of any covenant by any such party exists thereunder. As of the date of the initial Credit Extension, to the best of the Borrower's and its Subsidiaries' knowledge, all parties (other than the Borrower and its Subsidiaries) have performed and complied with all the terms, provisions, agreements and conditions set forth in the Transaction Documents and required to be performed or complied with by such parties and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower or any of its Subsidiaries of the Transaction Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents, except (i) such as have been made or obtained as set forth on SCHEDULE 5.3 or (ii) such as set forth on SCHEDULE 5.3 hereto which have not been obtained or made and which are immaterial.



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         5.4. FINANCIAL STATEMENTS.

         (A) The PRO FORMA financial statements of the Borrower and its Subsidiaries, copies of which are contained in the Information Memorandum, present on a PRO FORMA basis the financial condition of the Borrower and such Subsidiaries as of such date, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from consummation of the Marshalls Acquisition and the transactions contemplated by this Agreement and the other Transaction Documents, and the payment or accrual of all Transaction Costs payable on or prior to the date of the initial Credit Extension with respect to any of the foregoing. The projections and assumptions expressed in the PRO FORMA financials referenced in this SECTION 5.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

         (B) The January 28, 1995 audited and July 29, 1995 unaudited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the respective dates such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended. The financial information contained in the Information Memorandum with respect to Marshalls and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders, when taken as a whole, fairly presents in all material respects the financial condition and operations of Marshalls and its Subsidiaries at the dates indicated therein and the consolidated results of their operations for the respective periods then ended (taking into account for such periods the effects of any subsequent charges or projected charges reflected in the financial information and projections contained in the Information Memorandum); provided, nothing herein shall constitute a representation that such financial information was prepared in accordance with generally accepted accounting principles.

         5.5. MATERIAL ADVERSE CHANGE. As of the date of this Agreement and as of the initial Credit Extension Date, since January 28, 1995 with respect to Borrower and its Subsidiaries and since October 31, 1995 with respect to Marshalls and its Subsidiaries there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole or Marshalls and its Subsidiaries, taken as a whole.

         5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith, as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no tax lien has been filed. The United States income tax returns of the Borrower and its Subsidiaries have been audited





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                                                            FINAL EXECUTION COPY

by the Internal Revenue Service through the fiscal year ended January 25, 1992. No tax liens have been filed and, except as set forth on SCHEDULE 5.6 hereto, no written claims are being made and no other claims are, to the knowledge of the executive officers of the Borrower, asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges have been established in accordance with Agreement Accounting Principles and, to the knowledge of the executive officers of the Borrower, are adequate.

         5.7. LITIGATION AND CONTINGENT OBLIGATIONS.  Except as set forth on
SCHEDULE 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $25,000,000 (in each case determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro- premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage). Other than any liability incident to such litigation, arbitration or proceedings, the Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 5.4.

         5.8. SUBSIDIARIES. SCHEDULE 5.8 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower (taking into effect the consummation of the Marshalls Acquisition), setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA.  The Unfunded Liabilities of all Single Employer Plans do
not in the aggregate exceed $25,000,000.   Neither the Borrower nor any other
member of the Controlled Group has failed to make any required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment with respect to a Single Employer Plan, or has failed to make a required contribution or payment to a Multiemployer Plan. Neither the Borrower nor any other member of the Controlled Group has any potential liability, whether direct or indirect,
contingent or otherwise, under Section 4069, 4204 or 4212(c) of ERISA.   Each
Plan complies in all material respects with all applicable requirements of law and regulations and has been administered in all material respects in accordance with its terms. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, no steps have been taken to reorganize or terminate any Plan, no event has occurred which imposes an obligation on the Borrower or any





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member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, in any such case where such event could reasonably be expected to have a Material Adverse Effect or subject the Borrower or its Subsidiaries to liability, individually or in the aggregate with all other Reportable Events or other such events in excess of $10,000,000 at any one time.

         5.10. ACCURACY OF INFORMATION. The Information Memorandum taken as a whole does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, nothing herein shall constitute a representation that any financial information with respect to Marshalls and its Subsidiaries was prepared in accordance with generally accepted accounting principles. No other written information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. REGULATIONS G, T, U AND X. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Borrower nor any of its Subsidiaries is engaged in the business of purchasing or carrying Margin Stock.

         5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

         5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $25,000,000 (determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage). Except as set forth in SCHEDULE 5.13 hereto, neither the Borrower nor any Subsidiary has received any notice to the effect





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that its operations are not in material compliance with any Environmental,
Health or Safety Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any petroleum, toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to subject the Borrower or its Subsidiaries to liability, individually, or in the aggregate, in excess of $10,000,000 (determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro- premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

         5.14. OWNERSHIP OF PROPERTY. Except as set forth on SCHEDULE 5.14 hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by SECTION 6.17, to all of the Property and assets reflected in the financial statements referred to in SECTION 5.4 as owned by it. The Borrower and each of its Subsidiaries owns (or is licensed to use) all Intellectual Property which is necessary or appropriate in any material respect for the conduct of its respective business as conducted on the date of this Agreement, without any material conflict with the rights of any other Person. Neither the Borrower nor any Subsidiary is aware of (i) any material existing or threatened infringement or misappropriation of any of its Intellectual Property by any third party or (ii) any material third party claim that any aspect of the business of the Borrower or any Subsidiary (as conducted on the date of this Agreement) infringes or will infringe upon, any Intellectual Property or other property right of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to subject the Borrower or its Subsidiaries to liability, individually, or in the aggregate, in excess of $10,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

         5.15. LABOR MATTERS. There are no labor controversies pending or, to the best of the Borrower's and its Subsidiaries' knowledge, threatened against the Borrower or any Subsidiary, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended.

         5.16. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.




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         5.17. PUBLIC UTILITY HOLDING COMPANY ACT.  Neither the Borrower nor
any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18. THE MARSHALLS ACQUISITION. As of the date of the initial Credit Extension and immediately prior to the making of the initial Loans:

         (i) the Acquisition Documents are in full force and effect, no material breach, default or waiver of any term or provision of any of the Acquisition Documents by the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, the other parties thereto has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Required Lenders) and no action has been taken by any competent Governmental Authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the Marshalls Acquisition;

         (ii) the representations and warranties of each of the Borrower and the Borrower's Subsidiaries contained in the Acquisition Documents, if any, are true and correct in all material respects; and

         (iii) all conditions precedent to, and all consents necessary to permit, the Marshalls Acquisition pursuant to the Acquisition Documents have been satisfied or waived with the prior written consent of the Administrative Agent and the Required Lenders, and the Marshalls Acquisition has been consummated in accordance with the Acquisition Documents and the Borrower has obtained good and marketable title to all of the outstanding capital stock of Marshalls free and clear of any Liens.





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                             ARTICLE VI: COVENANTS
                             ---------------------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

         (i) As soon as practicable but in any event within 105 days after the close of each of its fiscal years, an audit report (which audit report shall be unqualified or shall be otherwise reasonably acceptable to the Required Lenders; PROVIDED that such report may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from the Agreement Accounting Principles applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report), certified by independent certified public accountants who are reasonably acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating divisional basis (consolidating divisional statements need not be certified by such accountants and need be prepared only consistently with the past practices of the Borrower with respect to the preparation of its divisional statements) for itself and its Subsidiaries, including balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) As soon as practicable but in any event within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries on a consolidated and consolidating divisional basis (consolidating divisional statements need be prepared only consistently with the past practices of the Borrower with respect to the preparation of its divisional statements) balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer or Treasurer as to fairness of presentation and prepared, with respect to such consolidated statements, in accordance with Agreement Accounting Principles (subject to normal year end adjustments).





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         (iii)   Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT "C" hereto signed by its Chief Financial Officer or Treasurer showing (a) the calculations necessary to determine compliance with SECTIONS 6.20, 6.21 and 6.22, (b) for any Compliance Certificate which covers any portion of the five-month period from November 1 through March 31, containing a detailed schedule of the outstanding principal amount of all short-term Indebtedness of the Borrower and its domestic Subsidiaries (other than under this Agreement) for money borrowed during such time and cash and Cash Equivalents of the Trademark Subsidiaries, (c) for any Compliance Certificate delivered in connection with the annual financial statements delivered pursuant to CLAUSE (i) above, a listing identifying on a Subsidiary by Subsidiary basis the assets owned by the Borrower and its Subsidiaries, and (d) stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and the Borrower's plans with respect thereto.

         (iv) As soon as possible and in any event within 10 days after an executive officer of the Borrower knows that any Reportable Event or any other event described in SECTION 5.9 has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer or Treasurer of the Borrower, describing said Reportable Event or other event and the action which the Borrower proposes to take with respect thereto.

         (v) As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self- insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

         (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.





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         (vii)   Promptly upon the filing thereof, copies of all final
                 registration statements and annual, quarterly, monthly or other reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission (provided the Borrower shall not be obligated to provide copies of routine reports which are required to be filed concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan);
 .
         (viii) Except to the extent that such items are redundant with reports or information otherwise provided pursuant to this
                 SECTION 6.1, promptly upon the furnishing thereof to the holders thereof, copies of all financial statements and reports furnished to the holders of (or trustee or other representative for the holders of) any Indebtedness for money borrowed of the Borrower or its Subsidiaries.

         (ix) Such other information (including non-financial information) as any Lender through the Administrative Agent may from time to time reasonably request.

         6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans and Facility LCs to (a) consummate the Marshalls Acquisition, (b) to repay the Prepayment Indebtedness, (c) to repay outstanding Advances, Swing Loans and Reimbursement Obligations and (d) for other general corporate purposes, including, without limitation, the payment of Transaction Costs in connection with the Marshalls Acquisition.

         6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Administrative Agent of the occurrence of (a) any Default or Unmatured Default, (b) of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, or (c) of any other development, financial or otherwise, which could reasonably be expected to subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000, and in each such case the actions being taken in connection therewith.

         6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the date of this Agreement, and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except for transactions permitted by SECTIONS 6.13 or 6.14 and where the failure to do so could not be reasonably likely to result in a Material Adverse Effect.

         6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property,




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except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and in connection with which no tax lien has been filed.

         6.6. INSURANCE. The Borrower will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on substantially all of their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon request of any Lender through the Administrative Agent full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all Requirements of Law, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all applicable Environmental, Health or Safety Requirements of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $25,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

         6.8. MAINTENANCE OF PROPERTY. The Borrower will, and will cause its Subsidiaries to, do all things necessary in the judgment of management to maintain, preserve, protect and keep all of its tangible personal and real Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve and protect all of its material Intellectual Property including, without limitation, perform each of its respective obligations under any and all license agreements and other contracts and agreements evidencing or relating to Intellectual Property, using the same in interstate or foreign commerce, properly marking such Intellectual Property and maintaining all necessary and appropriate governmental registrations (both domestic and foreign) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.9. INSPECTION. The Borrower will, and will cause its Subsidiaries to, permit the Administrative Agent, the Co-Arrangers and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable





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times and intervals as the Administrative Agent, Co-Arrangers or Lenders may
designate. Prior to the occurrence of a Default or Unmatured Default, the Lenders will use reasonable efforts to coordinate their inspection through the Administrative Agent or the Co-Arrangers so as to minimize any disruption to the business of the Borrower and its Subsidiaries.

         6.10. SUBSIDIARIES. The Borrower will cause each Person that becomes a material (as defined in Section 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act of 1933, as amended)] direct or indirect domestic Subsidiary of the Borrower after the date of this Agreement (whether as the result of an Acquisition, creation, or otherwise) to (a) execute and deliver a Facility Guaranty to and in favor of the Administrative Agent for the benefit of itself, the Co-Arrangers, the Swing Loan Lenders, the LC Issuers and the Lenders and (b) execute and deliver a supplement to the Contribution Agreement, in each case together with an opinion of counsel, corporate resolutions and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent and in each case within 30 days after becoming a direct or indirect Subsidiary of the Borrower.

         6.11. PROHIBITED SELLER PREFERRED STOCK TRANSACTIONS. Other than as a result of an Excluded Asset Sale with respect to the Series D Seller Preferred Stock or an Excluded Equity Issuance with respect to either the Series D or Series E Seller Preferred Stock (or any Capital Stock issued pursuant to an Excluded Equity Issuance with respect to such Series D or Series E Seller Preferred Stock), the Borrower will not make and will not permit any Subsidiary to make any payment to redeem, purchase, repurchase or retire, or to obtain the surrender of any Seller Preferred Stock now or hereafter outstanding. The Borrower will not amend, modify or otherwise change any of the terms or provisions in any of its corporate organizational documents as in effect on the date hereof in any manner which would change the rights, preferences, terms or designations of the Seller Preferred Stock (or, after the issuance thereof, any Capital Stock issued pursuant to an Excluded Equity Issuance with respect to such Series D or Series E Seller Preferred Stock) other than any such amendment, modification or other change not less favorable in any material respect to the Borrower or adverse to the Lenders in any respect reasonably deemed material by the Required Lenders.

         6.12. SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

         (i)     Indebtedness existing on the date hereof and described in
                 SCHEDULE 6.12 hereto.

         (ii) Indebtedness of any Facility Guarantor to the Borrower or to any Non-Guarantor Subsidiary (which Indebtedness shall be subordinated to the claims of the holders of the Obligations on the same terms as set forth in SECTION 11 in the form of Facility Guaranty attached hereto as Exhibit "F").

         (iii) Indebtedness of any Facility Guarantor to any other Facility Guarantor.





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         (iv)    Indebtedness of any Facility Guarantor to third parties which
                 Indebtedness for all such Facility Guarantors does not exceed $50,000,000 in the aggregate outstanding at any time.

         (v) Indebtedness of any domestic Non-Guarantor Subsidiary to third parties which Indebtedness for all such domestic Non-Guarantor Subsidiaries does not exceed $25,000,000.

         (vi) Indebtedness of any foreign Non-Guarantor Subsidiary to the Borrower, any Facility Guarantor or any third party the aggregate amount of all such Indebtedness (including all such Indebtedness described in clause (i) above) plus the aggregate amount of all Investments by the Borrower and the Facility Guarantors in such foreign Non-Guarantor Subsidiaries pursuant to SECTION 6.15(viii) does not exceed an aggregate outstanding amount at any time which is greater than 50% of the book value of the total assets of such foreign Non-Guarantor Subsidiaries at such time.

         (vii) Indebtedness of any domestic Non-Guarantor Subsidiary to the Borrower or any Facility Guarantor provided (a) such Indebtedness is incurred in the ordinary course of business (with respect to both the lending entity and the borrowing entity) consistent with past practice in such amounts as are reasonably necessary in connection with the ordinary course cash management and financial coordination between the Borrower and its Subsidiaries and (b) (i) with respect to NBC First Realty Corp. and NBC Second Realty Corp., incurred at a time for each such Subsidiary when the Indebtedness of such domestic Non-Guarantor Subsidiary to third parties does not exceed the aggregate outstanding principal amount of such Subsidiary's Indebtedness to third parties as of the date of the initial Credit Extension as set forth on SCHEDULE 6.12 and
                 (ii) with respect to all other domestic Non-Guarantor Subsidiaries, incurred at a time when the Indebtedness of such domestic Non-Guarantor Subsidiary to third parties does not exceed the aggregate outstanding principal amount of $2,000,000.00.

         (viii) Indebtedness of any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary which is credit-enhanced only by Contingent Obligations permitted by SECTION 6.16.

         (ix) Purchase money Indebtedness (including Capitalized Leases) incurred by any of the Subsidiaries to finance the acquisition of fixed assets in the ordinary course of business and any extension, renewal, refunding or refinancing of any such purchase money Indebtedness, provided that any such extension, renewal, refunding or refinancing is in an aggregate principal amount



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                 not greater than the principal amount of and interest, fees and expenses accrued on, such Indebtedness and secured by Liens permitted by SECTION 6.17(a)(viii).

         (x)     Contingent Obligations permitted under SECTION 6.16.

         (xi) Rate Hedging Obligations provided such Rate Hedging Obligations are incurred in connection with non-speculative interest rate or foreign currency exchange, swap, collar, cap or similar derivative agreements pursuant to which the applicable Subsidiary has hedged its actual interest rate or foreign currency exposure.

         (xii) Mortgage Indebtedness incurred by any Subsidiary secured by any of such Subsidiary's real property, the proceeds of which are paid as a mandatory prepayment pursuant to SECTION 2.7(b)(ii) provided that the payment schedule with respect to such mortgage Indebtedness shall not require payments at time or in amounts less favorable to the Borrower than the installments (or portions thereof) of the Term Loans prepaid with the proceeds of such mortgage Indebtedness.

         6.13. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except:

         (i) A Non-Guarantor Subsidiary may merge with and into the Borrower (provided the surviving corporation is the Borrower).

         (ii) A Non-Guarantor Subsidiary may merge with and into any other Non-Guarantor Subsidiary.

         (iii) A Non-Guarantor Subsidiary may merge with and into any Facility Guarantor provided the surviving Subsidiary is a Facility Guarantor.

         (iv) A Facility Guarantor may merge with and into any other Facility Guarantor provided the surviving Subsidiary is a Facility Guarantor.

         (v) The Subsidiary or Subsidiaries which are part of any Excluded Asset Sale may, substantially simultaneously with the consummation of such Excluded Asset Sale, merge into the Borrower.

         (vi) If the Borrower demonstrates to the Lenders that such merger would result in material operational or monetary savings to the Borrower and its Subsidiaries, any Facility Guarantor may merge with and into the Borrower with the consent of the Co-Arrangers and the Required Lenders, which consent shall not be unreasonably withheld it being expressly understood and agreed that in determining whether to





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                 grant such consent it shall be reasonable for the Co-Arrangers and the Lenders to take into consideration the impact of such a merger on the structure of the financing evidenced by this Agreement and the relative claims of the Lenders and other creditors of the Borrower and its Subsidiaries.

Nothing herein shall permit any transaction the result of which would be the occurrence of a Default under SECTION 7.13 and nothing herein shall prohibit a transaction in compliance with the terms of SECTION 6.15(ix).

         6.14. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person except for:

         (i) Sales of inventory in the ordinary course of business (which in the business of the Borrower and its Subsidiaries may include sales of larger quantities of inventory other than to consumers provided such sales are consistent with the Borrower's and its Subsidiaries' past practices and which are not extraordinary transactions under Agreement Accounting Principles).

         (ii) The sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection only.

         (iii) Occasional sales, leases or other dispositions of immaterial assets for cash consideration and for not less than fair market value.

         (iv) Sales, leases or other dispositions of assets that are obsolete or have negligible fair market value.

         (v) Sales of equipment for cash consideration and for fair market value (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment)

         (vi)    A Designated Sale for not less than fair market value.

         (vii) Sales of assets in the ordinary course of business for not less than fair market value, including in connection with (a) planned store closings of the T.J. Maxx and Marshalls stores identified in the Disclosure Letter or (b) other store closings of not a substantially greater magnitude than as set forth in the Information Memorandum or has been the ordinary course practice of the Borrower and its Subsidiaries prior to the date of this Agreement.

         (viii) Other sales and dispositions of Property for not less than fair market value.





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Notwithstanding anything herein to the contrary:

         (a) the aggregate amount of Property of the Borrower and its Subsidiaries leased, sold or disposed of pursuant to any of CLAUSES (ii) through (v) and CLAUSES (vii) (other than clause
                 (a) thereof) and (viii) of this Section (excluding any equipment which has been promptly replaced) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs shall not: (1) in any single transaction or series of related transactions constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under clause (b) of the definition of Substantial Portion or (2) in the aggregate constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under clause (a) of the definition of Substantial Portion; and

         (b) the aggregate amount of Property of any Facility Guarantor leased, sold or disposed of under any of clauses (i) through
                 (viii) above which is leased, sold or disposed of to the Borrower or any other Non-Guarantor Subsidiary shall not constitute a Substantial Portion of the Property of such Facility Guarantor.

         6.15. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)     Investments in cash and Cash Equivalents.

         (ii) Investments in existence on the date of this Agreement and described in SCHEDULE 6.15 hereto.

         (iii) Current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable on terms customary in the trade.

         (iv) Loans, capital contributions and other Investments made by the Borrower in any Facility Guarantor;

         (v) Loans, capital contributions and other Investments made by any Subsidiary in the Borrower;

         (vi) Loans, capital contributions and other Investments made by any Non-Guarantor Subsidiary in any other Subsidiary;





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         (vii)   Loans, capital contributions and other Investments made by any
                 Facility Guarantor in another Facility Guarantor.

         (viii) Loans, capital contributions and other Investments made by the Borrower or any Facility Guarantor in any foreign Non-Guarantor Subsidiaries; PROVIDED, that the Borrower shall be in compliance with the provisions of SECTION 6.12(vi).

         (ix) Loans, capital contributions and other Investments made by the Borrower or any Facility Guarantor in any domestic Non-Guarantor Subsidiary provided such loans, capital contributions and other Investments are made in the ordinary course of business (with respect to both the investing entity and the domestic Non-Guarantor Subsidiary) consistent with past practice in such amounts as are reasonably necessary in connection with the ordinary course cash management and financial coordination between the Borrower and its Subsidiaries, (a) with respect to NBC First Realty Corp.
                 and NBC Second Realty Corp., invested at a time for each such Subsidiary when the Indebtedness of such domestic Non-Guarantor Subsidiary to third parties does not exceed the aggregate outstanding principal amount of such Subsidiary's Indebtedness to third parties as of the date of the initial Credit Extension as set forth on SCHEDULE 6.12 and (b) with respect to all other domestic Non-Guarantor Subsidiaries, invested at a time when Indebtedness of such domestic Non-Guarantor Subsidiary to third parties does not exceed the aggregate outstanding principal amount of $2,000,000.00.

         (x) Acquisitions of other Persons made by the Borrower or any Subsidiaries subsequent to the date of this Agreement; PROVIDED, that upon giving effect to each such Acquisition (a) the Person so acquired by the Borrower shall have either been merged into the Borrower or a Facility Guarantor (with the Borrower or a Facility Guarantor as the surviving entity) or such Person shall have become a Wholly-Owned Subsidiary of the Borrower (and the Borrower shall have complied with SECTION
                 6.10 in respect of such Subsidiary); (b) no Default or Unmatured Default shall exist; and (c) the Acquisition is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis approved by a majority of the board of directors of all Persons parties thereto and involves the purchase of a business line similar, related or incidental to that of the Borrower and its Subsidiaries as of the date of this Agreement.

         (xi)    Investments consisting of Contingent Obligations permitted by
                 SECTION 6.16.

         (xii) Other Investments in any other Persons which do not exceed $50,000,000 in the aggregate at any time.





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For the purpose of any computation required to be made pursuant to this
Agreement, Investments shall be valued at the lower of cost or the fair value thereof as of the date of computation, where fair value means the value of the relevant asset determined in an arm's length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller, neither under compulsion to buy or sell. With respect to Investments consisting of debt or quasi-debt securities, for the purposes of this SECTION 6.15, Investments shall be valued at the lower of cost or the fair value of the initial principal amount, without giving effect to any interest or dividends paid thereon or any appreciation or depreciation in the market value thereof.

         6.16. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except:

         (i) Contingent Obligations existing as of the date of this Agreement and set forth on SCHEDULE 6.16 hereto.

         (ii) Contingent Obligations resulting from endorsement of instruments for deposit or collection in the ordinary course of business.

         (iii)   Reimbursement Obligations in connection with Facility LCs.

         (iv) Reimbursement Obligations in connection with Non-Facility LCs (provided the issuance thereof is not violative of SECTION 6.12).

         (v)     The Facility Guaranties.

         (vi) Contingent Obligations consisting of the Borrower's guaranty of reimbursement obligations of any Subsidiary in connection with Non-Facility LCs (provided the issuance thereof is not violative of SECTION 6.12).

         (vii) Contingent Obligations of any Subsidiary to the extent such Contingent Obligations constitute Indebtedness permitted under
                 SECTION 6.12.

         (viii) Contingent Obligations of the Borrower to the extent such Contingent Obligations are included in the calculation of Funded Debt.

         (ix) Contingent Obligations of any Facility Guarantor with respect to Indebtedness of the Borrower or any other Facility Guarantor; PROVIDED the net amount of such Indebtedness (after payment of relevant transaction and issuance costs) is used to make a mandatory prepayment pursuant to the terms of
                 SECTION 2.7(b); PROVIDED, no such Contingent Obligations (other than in respect of Non-Facility LCs the issuance





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                 of which is not violative of SECTION 6.12) shall be permitted with respect to any Indebtedness of the Borrower outstanding as of the date of this Agreement (or Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any such outstanding Indebtedness or such refinancing Indebtedness).

         (x) Contingent Obligations of any Non-Guarantor Subsidiary of Indebtedness of the Borrower or any other Subsidiary.

         (xi) Contingent Obligations in an additional aggregate amount not to exceed $50,000,000 at any one time outstanding.

         6.17. LIENS; RESTRICTIVE COVENANTS.

         (a) LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's, landlords', lessors' and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.





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         (v)     Purchase-money Liens, Capitalized Leases, Liens on real
                 property with respect to Indebtedness the proceeds of which are used (a) for the construction or improvement of the real property securing such Indebtedness or (b) to refinance the cost of construction or improvement of such real property provided such refinancing occurs within one hundred eighty
                 (180) days of receipt of the certificate of occupancy with respect to such construction or improvement (other than with respect to a further refinancing under clause (viii) below).

         (vi)    Liens existing on the date hereof and described in SCHEDULE
                 5.14 hereto.

         (vii) Liens created or incurred after the date hereof, given to secure the Indebtedness incurred or assumed in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirements that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) the Lien shall have been created or incurred within 180 days after the date of acquisition or completion of construction of such property or assets (except with respect to refinancing liens under clause
                 (viii) below) and (iii) all such Indebtedness shall have been incurred or assumed within the limitations provided in SECTION
                 6.12 and/or SECTION 6.21, as applicable.

         (viii) Any extension, renewal or replacement of any Lien permitted by the preceding clauses (v) and (vii) and the subsequent clause
                 (x) in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (a) such Lien shall attach solely to the same property or assets, and (b) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

         (ix) Liens granted by any Non-Guarantor Subsidiary to the Borrower or any Facility Guarantor or Liens granted by any Facility Guarantor as security for any intercompany Indebtedness owing to the Borrower or to another Facility Guarantor, to the extent such Indebtedness is permitted under the terms of
                 SECTION 6.12.

         (x) Liens consisting of mortgages with respect to a Subsidiary's real property in connection with Indebtedness permitted under the terms of SECTION 6.12(xii).



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         (xi)    Other Liens securing Indebtedness or other obligations not exceeding $10,000,000 at any one time outstanding.

Notwithstanding anything herein to the contrary, nothing herein shall permit any pledge or other Liens to attach to the Capital Stock of any Facility Guarantor.

         (b) RESTRICTIVE COVENANTS. Neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Co-Arrangers, Co-Agents, Swing Loan Lenders, LC Issuers and Lenders on any of its properties or other assets or require equal and ratable security other than
(i) the Indenture dated as of September 15, 1993 (the "1993 Indenture") between the Borrower, as issuer, and First Chicago, as trustee, (ii) the Indenture dated as of May 1, 1986 (the "1986 Indenture") between Zayre Corp. (as predecessor to the Borrower), as issuer, and The Chase Manhattan Bank (National Association), as trustee, and (iii) any other agreement regarding Indebtedness which provides for equal and ratable Liens with respect to only those properties and assets which are the subject of the restrictive covenants contained in the 1986 Indenture or the 1993 Indenture and the terms of which are not materially less favorable to the Borrower or any of its Subsidiaries or materially adverse to the Lenders than the terms of the 1986 Indenture or the 1993 Indenture.

         6.18. CANCELLATION OF LENDERS' DOMESTIC CREDIT FACILITIES. The Borrower will and will cause each of its Subsidiaries upon the consummation of each assignment to a Purchaser pursuant to SECTION 12.3.2 which prior thereto was not a Lender to: (1) pay in full the entire principal amount (together with accrued interest and premium, if any) of all outstanding loans under all outstanding domestic committed credit facilities with each of such Purchasers and (2) terminate and cancel any and all documents, instruments and agreements executed in connection therewith, including, without limitation, line letter agreements.

         6.19. AFFILIATES. Except in connection with transactions expressly permitted pursuant to the term of this ARTICLE VI, the Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or provision of any service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's length transaction; provided, these provisions shall not be applicable with respect to (i) transactions among Non- Guarantor Subsidiaries; (ii) transactions among Facility Guarantors; and (iii) transactions between either the Borrower or a Facility Guarantor and a Non-Guarantor Subsidiary the terms of which are more favorable to the Borrower or Facility Guarantor, as applicable, than such that would be obtained in a comparable arm's length transaction.





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
         6.20. MINIMUM FIXED CHARGE COVERAGE.   The Borrower shall maintain a
Consolidated Fixed Charge Coverage Ratio at the end of the fiscal quarter ending on or about the dates set forth below  of at least the ratio set forth below:

         Fiscal Quarters Ending
         On or About the
         Dates Set Forth Below:                            Minimum Ratio
         ----------------------                            -------------
         January 31, 1996                                   1.15 to 1.00

         April 30, 1996                                     1.15 to 1.00
         July 31, 1996                                      1.15 to 1.00
         October 31, 1996                                   1.15 to 1.00
         January 31, 1997                                   1.25 to 1.00

         April 30, 1997                                     1.25 to 1.00
         July 31, 1997                                      1.25 to 1.00
         October 31, 1997                                   1.25 to 1.00
         January 31, 1998                                   1.40 to 1.00

         April 30, 1998                                     1.40 to 1.00
         July 31, 1998                                      1.40 to 1.00
         October 31, 1998                                   1.40 to 1.00
         January 31, 1999 and
         Thereafter                                         1.50 to 1.00

In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

        6.21. MAXIMUM LEVERAGE RATIO. The Borrower shall not permit the ratio ("LEVERAGE RATIO") of:

                 (i) the sum of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis and (b) an amount equal to the product of four (4) multiplied by Consolidated Rentals for such period to

                 (ii) the sum of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis, plus (b) an amount equal to the product of four (4) multiplied by Consolidated Rentals for such period plus (c) Consolidated Net Worth,




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
to be greater than the ratio set forth below at the end of the fiscal quarter ending on or about the corresponding date set forth below:

         Fiscal Quarters Ending
         On or About the
         Dates Set Forth Below:                                 Maximum Ratio
         ----------------------                                 -------------
         January 31, 1996                                           70%

         April 30, 1996                                             75%
         July 31, 1996                                              75%
         October 31, 1996                                           75%
         January 31, 1997                                           70%

         April 30, 1997                                             72.5%
         July 31, 1997                                              72.5%
         October 31, 1997                                           72.5%
         January 31, 1998                                           70%

         April 30, 1998                                             70%
         July 31, 1998                                              70%
         October 31, 1998                                           70%
         January 31, 1999                                           65%

         April 30, 1999                                             65%
         July 31, 1999                                              65%
         October 31, 1999                                           65%
         January 31, 2000
         and Thereafter                                             60%

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Funded Debt and Consolidated Net Worth, Funded Debt and Consolidated Net Worth as of the last day of each such fiscal quarter; and (B) for Consolidated Rentals, the actual amount for the four-quarter period ending on such day; PROVIDED, HOWEVER, that for the first four of such fiscal quarters, the computation of Consolidated Rentals shall be done (i) for Marshalls and its Subsidiaries (or any successors to the business thereof), the actual amount for the period commencing with the date of this Agreement and ending with the quarterly period then ended and (ii) for the Borrower and the other Subsidiaries, the actual amount for the four-quarter period ending on such day.




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         6.22. MINIMUM CONSOLIDATED TANGIBLE NET WORTH.  The Borrower shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of
(i) $450,000,000 PLUS (ii) 50% of Consolidated Net Income (if positive) for each fiscal year of the Borrower commencing with the fiscal year ending on or about January 31, 1997 and concluding with the fiscal year ending most recently prior to the date of determination, but without deduction for any fiscal year in which there is a loss PLUS (iii) 75% of any addition to Consolidated
Tangible Net Worth resulting from Asset-Equity Sales by the Borrower or any of its Subsidiaries consisting of the issuance of any of its Capital Stock (other than sales to employees pursuant to employee incentive plans).

                             ARTICLE VII: DEFAULTS
                             ---------------------

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made (or deemed made pursuant to either SECTION 4.2 of this Agreement or SECTION 2.1 of any Facility Guaranty) by the Borrower or any Subsidiary to the Lenders, any LC Issuer, any Swing Loan Lender, any Co-Arranger or the Administrative Agent under or in connection with this Agreement, any Credit Extension, any Facility Guaranty, or any certificate or information delivered in connection with this Agreement or any other Credit Document shall be materially false on the date as of which made or deemed made or delivered.

         7.2. PAYMENT DEFAULT. Nonpayment of (a) any Reimbursement Obligation, any Swing Loan or the principal of any Note when due, or (b) interest upon any Note, Swing Loan or Reimbursement Obligation or of any fee or other obligations under any of the Credit Documents within five (5) days after the same becomes due.

         7.3. BREACH OF CERTAIN COVENANTS. The breach by the Borrower of (a) any of the terms or provisions of SECTIONS 6.2, 6.3, and 6.4, any of SECTIONS
6.11 through 6.15 and SECTIONS 6.17 through 6.19, or (b) any of the terms of SECTIONS 6.20 through 6.22 and such breach under this clause (b) continues for 10 days after the first to occur of (i) the date an executive officer of the Borrower first knows of or should have known of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.

         7.4. BREACH OF OTHER PROVISIONS. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement, and such breach continues for 30 days after the first to occur of (i) the date an executive officer of the Borrower first knows of or should have known of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.





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         7.5. DEFAULT ON MATERIAL INDEBTEDNESS.  Failure of the Borrower or any
of its Subsidiaries to make a payment on any Material Indebtedness when due (after giving effect to any applicable grace period); or either (i) the Borrower or any of its Subsidiaries shall default in the performance of any term, provision or condition contained in any agreement or agreements under which any Material Indebtedness was created or is governed (and any applicable grace period(s) expressly set forth therein shall have expired) or (ii) any other event shall occur or condition exist, the effect of which (under either clause (i) or (ii), as the case may be) is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. VOLUNTARY INSOLVENCY PROCEEDINGS. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
SECTION 7.6 , (vi) consent to any appointment or proceeding described in
SECTION 7.7 or (vii) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

         7.7. INVOLUNTARY INSOLVENCY PROCEEDINGS. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property; or a proceeding described in SECTION 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. CONDEMNATION. Any court or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower or any of its Subsidiaries, which, when taken together with all other Property of the Borrower and its Subsidiaries, or any of them, so Condemned during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of the consolidated Property of the Borrower and its Subsidiaries.




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         7.9. JUDGMENTS.  The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate (determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage), which are judgments are not stayed on appeal with adequate reserves set aside on its books in accordance with Agreement Accounting Principles of the Borrower or any of its Subsidiaries.

         7.10. ERISA MATTERS. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $25,000,000; or any Reportable Event or any other event described in SECTION 5.9 shall occur in connection with any Plan which would result in liability to the Borrower or any member of the Controlled Group, individually, or in the aggregate with all other Reportable Events or other such events, in excess of $10,000,000 at any one time.

         7.11. ENVIRONMENTAL MATTERS. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, or any violation of any Environmental, Health or Safety Requirements of Law which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

         7.12. CHANGE OF CONTROL.  Any Change in Control shall occur.

         7.13. CHANGE OF SUBSIDIARY OWNERSHIP; GUARANTY DEFAULTS. The Borrower shall cease to own 80% of the outstanding capital stock of any Subsidiary which has executed a Facility Guaranty except in connection with a transaction expressly permitted under the terms of SECTIONS 6.13 or 6.14; or any Facility Guaranty shall fail to remain in full force or effect; or any action shall be taken to discontinue, revoke or to assert the invalidity or unenforceability of any Facility Guaranty; or any Subsidiary shall fail to comply with any of the terms or provisions of any Facility Guaranty to which it is a party; or any Subsidiary shall deny that it has any further liability under any Facility Guaranty to which it is a party, or shall give notice to such effect.



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                     ARTICLE VIII: ACCELERATION, WAIVERS,
                     ------------------------------------
                           AMENDMENTS AND REMEDIES
                           -----------------------

         8.1. REMEDIES.

         (a) If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the Revolving Loan Commitments of the Lenders hereunder (and the obligation of the LC Issuers to issue Facility LCs and of the Swing Loan Lenders to make Swing Loans) shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuers, the Swing Loan Lenders or any Lender and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs and is continuing (which Default has not been waived under the terms of SECTION 8.2),
(i) the Required Lenders may terminate or suspend the Revolving Loan
Commitments of the Lenders, (ii) any LC Issuer may terminate or suspend its obligation to issue Facility LCs, (iii) any Swing Loan Lender may terminate or suspend its obligation to make Swing Loans, and/or (iv) the Required Lenders may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         (b) In addition, the Borrower agrees that upon the occurrence and during the continuance of any Default, it shall, if requested at any time by the Administrative Agent upon instruction from the Required Lenders, pay (and, in the case of any of the Defaults specified in SECTION 7.6 or 7.7 with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or any Lender, it shall pay) to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount of the LC Obligations to be held in an interest bearing account as cash collateral security therefor for the benefit of the Lenders and the LC Issuers.

         (c) If, within 30 days after acceleration of the maturity of the Obligations or termination of the Revolving Loan Commitments of the Lenders hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, and the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying





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any provisions to the Credit Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Unmatured Default hereunder; PROVIDED, that no such supplemental agreement shall, without the consent of each Lender:

         (a) Increase or decrease the amount of the Revolving Loan Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders); or

         (b) Reduce the principal of or rate of interest on any Loan or any Reimbursement Obligation, or any fees hereunder; or

         (c) Other than with respect to the amount and timing of any mandatory prepayment from the non-cash proceeds of a Designated Sale agreed to by the Required Lenders, postpone the date fixed for or amount of any payment (including any mandatory prepayments and the requirements set forth in
                 SECTION 2.7(c) ) of principal of or interest on any Loan or any Reimbursement Obligation, or any fees hereunder; or

         (d) Extend the Revolving Loan Termination Date or the Term Loan Termination Date, or otherwise extend the term of the Revolving Loan Commitment of any Lender; or

         (e) Change the definition of Required Lenders or the percentage of the Revolving Loan Commitments, the Outstanding Credit Exposure, Outstanding Swing Loan Exposure or the Outstanding LC Exposure or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of the Credit Documents; or

         (f) Permit the Borrower or, permit any Facility Guarantor (except to the extent permitted by SECTION 6.13 or 6.14) to assign its rights or obligations under this Agreement or any other Credit Document; or

         (g)     Except to the extent expressly contemplated by SECTION 6.13 or
                 6.14 or the terms of any of the other Credit Documents, release any Subsidiary from all or any portion of its guaranty liability under its respective Facility Guaranty or make any other amendment to the provisions of any Facility Guaranty or amend or waive any provisions of SECTION 6.10; or

         (h)     Amend or waive any of the provisions of this SECTION 8.2.





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                                                            FINAL EXECUTION COPY

         No amendment of any provision of this Agreement relating to the Administrative Agent, any LC Issuer or any Swing Loan Lender shall be effective without the written consent of the Administrative Agent, the LC Issuers or the Swing Loan Lenders, as the case may be. The Administrative Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, Swing Loan Lenders, LC Issuers or the Administrative Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Loan or Swing Loan or the issuance or Modification of a Facility LC notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan, issuance or Modification shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                         ARTICLE IX: GENERAL PROVISIONS
                         ------------------------------

         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Credit Extensions herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. TAXES. Any taxes (excluding taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's, Swing Loan Lender's or LC Issuer's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender, Swing Loan Lender or LC Issuer, as the case may be, is organized or maintains its Lending Installation) or other similar assessments or charges made by any Governmental Authority or revenue authority in respect of the Credit Documents shall be paid by the Borrower, together with interest and penalties, if any, as provided in SECTION 3.1.



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         9.4. HEADINGS.  Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

         9.5. ENTIRE AGREEMENT. The Credit Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as contractual representative for the Lenders hereunder). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7. EXPENSES; INDEMNIFICATION.

         (A) EXPENSES. The Borrower shall reimburse the Administrative Agent and each of the Co-Arrangers for any reasonable costs, out-of-pocket expenses (including attorneys' and paralegals' fees from one outside counsel for the Administrative Agent and Co-Arrangers) paid or incurred by the Administrative Agent or any of the Co-Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Credit Documents. The Borrower also agrees to reimburse each of the Administrative Agent, the Co-Arrangers, the LC Issuers, the Swing Loan Lenders and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for such Persons, which attorneys and paralegals may be employees of such Persons) paid or incurred by the Administrative Agent, any Co-Arranger, any LC Issuer, any Swing Loan Lender or any Lender in connection with the collection of the Obligations and enforcement of the Credit Documents.

         (B) INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent and each and all of the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders and each of their respective Affiliates, and each of such Person's respective officers, directors, employees, partners, managers, shareholders, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of attorneys and paralegals for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto),





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imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of:

                 (i) this Agreement, the other Credit Documents or any of the other Transaction Documents, or any act, event or transaction related or attendant thereto or to the Marshalls Acquisition, the making of the Loans, and the issuance or Modification of and participation in Facility LCs hereunder, the management of such Loans or Facility LCs, the use or intended use of the proceeds of the Loans or Facility LCs hereunder, or any of the other transactions contemplated by the Transaction Documents; or

                 (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions and interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the release or threatened release of any petroleum, toxic or hazardous waste or substance into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee as determined by the final non- appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) WAIVER OF CERTAIN CLAIMS; SETTLEMENT OF CLAIMS. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential,



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special, indirect, exemplary or punitive damages.  No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Credit Documents or in connection with the Marshalls Acquisition (whether or not the Administrative Agent or any Lender or any other Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto. After submission of a written request to an Indemnitee from the Borrower detailing the nature of any claim, litigation, arbitration or other proceeding which relates to or arises out of the transaction evidenced by this Agreement or the other Credit Documents or in connection with the Marshalls Acquisition, such Indemnitee shall inform the Borrower as to whether it will require compliance with the provisions of this clause (C) or whether it will waive such compliance, any waiver of which shall be applicable only for such Indemnitee.

         (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 9.7 shall survive the termination of this Agreement.

         9.8. SEVERABILITY OF PROVISIONS. Any provision in any Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

         9.9. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers, the Swing Loan Lenders, the Co-Arrangers and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, nor any Co-Arranger, LC Issuer, Swing Loan Lender or Lender, shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, nor any Co-Arranger, LC Issuer, Swing Loan Lender or Lender, undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.10. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF, THE CO-ARRANGERS, THE LC ISSUERS, THE SWING LOAN LENDERS AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND ANY OF THE ADMINISTRATIVE AGENT, ANY CO-ARRANGER, ANY LC ISSUER, ANY SWING LOAN LENDER OR ANY LENDER, OR ANY OTHER HOLDER OF THE OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT,





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EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS
(WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.11. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
               --------------------------------------------------------

         (A) JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EXCEPT AS SET FORTH IN CLAUSE (B) BELOW, ANY JUDICIAL PROCEEDING BY THE ADMINISTRATIVE AGENT, ANY CO-ARRANGER, ANY CO-AGENT, ANY SWING LOAN LENDER, ANY LC ISSUER OR ANY LENDER ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS IF BROUGHT OTHER THAN IN ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, SHALL BE BROUGHT ONLY IN A COURT IN BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY CO-ARRANGER, ANY CO-AGENT, ANY SWING LOAN LENDER, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF ANY SUCH PERSON INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS, BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK, TO THE EXTENT THAT JURISDICTION CAN BE OBTAINED AGAINST SUCH PERSONS IN ANY SUCH JURISDICTION, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS, BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT IN THE JURISDICTIONS IDENTIFIED IN THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE PROVIDED, WITH RESPECT TO THE ADMINISTRATIVE AGENT OR ANY LENDER,





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PERSONAL JURISDICTION WITH RESPECT TO SUCH PARTY MAY BE OBTAINED IN SUCH
JURISDICTION.

         (B) OTHER JURISDICTIONS. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PERSON TO BRING ANY ACTION HEREUNDER IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO OBTAIN PERSONAL JURISDICTION OVER ANY OTHER PERSON WITH RESPECT HERETO. THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY CO-ARRANGER, ANY LC ISSUER, ANY SWING LOAN LENDER, ANY LENDER OR ANY OTHER HOLDER OF THE OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON, ALL OF WHICH PERMISSIVE COUNTERCLAIMS SHALL BE BROUGHT BY THE BORROWER IN THE JURISDICTIONS IDENTIFIED IN CLAUSE (A) ABOVE. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) SERVICE OF PROCESS; INCONVENIENT FORUM. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT ANY SUCH PROCESS MAY BE SERVED BY REGISTERED MAIL TO THE BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13.1. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO





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AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 9.11 WITH ITS COUNSEL.

         9.12. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and its and their respective Affiliates, Transferees and prospective Transferees, (ii) to legal counsel, accountants and other professional advisors to that Lender or to Transferees or prospective Transferees pursuant to SECTION 12.4, (iii) to regulatory officials, (iv) to any Person as requested (which request such Lender reasonably believes could give rise to mandatory disclosure) or pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Credit Documents or in connection with the Marshalls Acquisition, (vi) to any Person in connection with any other legal proceeding to which that Lender is a party provided such Lender uses reasonable efforts to give the Borrower notice of any disclosure thereunder, provided any failure in such regard shall not result in any liability on the part of such Lender, and (vii) permitted by
SECTION 12.4.

         9.13. OTHER TRANSACTIONS. Each of the Lenders, Co-Arrangers, Swing Loan Lenders, LC Issuers, Administrative Agent and the Borrower acknowledges that the Lenders (or affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the





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terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived.

         9.14. FACILITY GUARANTY RELEASES. Each of the Lenders, Co-Arrangers, Swing Loan Lenders, LC Issuers and Administrative Agent agrees that upon the consummation of any transaction involving the sale of all or substantially all of the assets of a Facility Guarantor, which sale is permitted pursuant to the terms of SECTION 6.13 and the Net Cash Proceeds of which are applied in compliance with the terms of this Agreement, the Administrative Agent, for itself and on behalf of the Lenders, Co-Arrangers, Swing Loan Lenders and LC Issuers shall release and terminate the Facility Guaranty with respect to the Facility Guarantor which is the subject of such transaction.

                     ARTICLE X: THE ADMINISTRATIVE AGENT
                     -----------------------------------

         10.1. APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is appointed by the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders as the Administrative Agent hereunder and under each other Credit Document, and each of the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Person with the rights and duties expressly set forth herein and in the other Credit Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE X. Notwithstanding the use of the defined term "Administrative Agent" or "agent" in reference to The First National Bank of Chicago, it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Co-Arranger, LC Issuer, Swing Loan Lender or Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents.
In its capacity as such contractual representative, the Administrative Agent
(i) does not assume any fiduciary duties to any of the Co-Arrangers, LC Issuers, Swing Loan Lenders or Lenders, (ii) is a "representative" of the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Co-Arranger, LC Issuer, Swing Loan Lender and Lender waives.

         10.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative





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Agent shall have no implied duties or fiduciary duties to the Co-Arrangers, LC
Issuers, Swing Loan Lenders or Lenders, or any obligation to the Co-Arrangers, LC Issuers, Swing Loan Lenders or Lenders to take any action hereunder or under any of the other Credit Documents except any action specifically provided by the Credit Documents required to be taken by the Administrative Agent.

         10.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Co-Arranger, LC Issuer, Swing Loan Lender or Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

         10.4. NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Credit Document or any Credit Extension hereunder;
(ii) the performance or observance of any of the covenants or agreements of the Borrower, any Facility Guarantor or any other obligor under any Credit Document; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Co-Arranger, LC Issuer, Swing Loan Lender or Lender for any recitals, statements, representations or warranties herein or in any of the other Credit Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility or sufficiency of this Agreement or any of the other Credit Documents or the transactions contemplated thereby, or for the financial condition of any Facility Guarantor or other obligor of any or all of the Obligations, the Borrower or any of their respective Subsidiaries. The Administrative Agent will use its reasonable efforts to distribute to each of the Lenders, in a timely fashion, a copy of all written reports, certificates and information required to be supplied by the Borrower or any of its Subsidiaries to the Administrative Agent pursuant to the terms of this Agreement or any of the other Credit Documents; provided any failure in such regard shall not result in any liability on the part of the Administrative Agent.

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders or all of the Lenders (as applicable under SECTION 8.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Co-Arrangers, LC Issuers, Swing Loan Lenders, Lenders and any other holders of the Notes or Obligations. The Administrative Agent




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shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction (which shall not include any requirement that it be indemnified for its willful misconduct or Gross Negligence) by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Credit Document by or through employees, agents and attorney-in-fact and shall not be answerable to the Co-Arrangers, LC Issuers, Swing Loan Lenders or Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Co-Arrangers, LC Issuers, Swing Loan Lenders and Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Credit Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent and which counsel may have acted as counsel for the Administrative Agent and the Co-Arrangers in connection with the negotiation and execution of this Agreement and the other Credit Documents.

         10.8. THE ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Percentage (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Credit Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Co-Arrangers, LC Issuers, Swing Loan Lenders or Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents (including with respect to any disagreement between or among any of the Administrative Agent, Co-Arrangers, LC Issuers, Swing Loan Lenders or Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a





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court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

         10.9. RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, Loans made by it, Facility LCs issued by it and Notes issued to it, First Chicago (or any other Person succeeding it as the Administrative Agent) shall have the same rights and powers hereunder and under any other Credit Document as any Lender, LC Issuer or Swing Loan Lender, as applicable, and may exercise the same as through it were not the Administrative Agent, and the terms "Co-Arranger," "Co-Arrangers," "Lender," "Lenders," "LC Issuer," "LC Issuers," "Swing Loan Lender," and "Swing Loan Lenders" shall, unless the context otherwise indicates, include First Chicago (or any other Person succeeding it as the Administrative Agent) in its individual capacity. First Chicago (or any other Person succeeding it as the Administrative Agent) may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Co-Arranger (including in its capacity as documentation agent, syndication agent, co-syndication agent or co-arranger), LC Issuer, Swing Loan Lender or Lender and based on the financial statements prepared by the Borrower and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Co-Arranger, LC Issuer, Swing Loan Lender or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         10.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, without the consent of the Borrower and on behalf of the Co-Arrangers, Co-Agents, Swing Loan Lenders, LC Issuers and Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, without the consent of the Borrower and on behalf of the Co-Arrangers, Co-Agents, LC Issuers, Swing Loan Lenders and Lenders, a successor Administrative Agent, which successor Administrative Agent shall be a Lender unless no Lender shall so agree





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in which event such successor Administrative Agent may be a Person of the
Administrative Agent's choosing. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Credit Documents.

         10.12. ADMINISTRATIVE AGENT'S FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower pursuant to that certain letter agreement dated October 14, 1995, or as otherwise agreed from time to time.

         10.13. NO DUTIES IMPOSED UPON CO-ARRANGERS, SYNDICATION AGENT, CO-SYNDICATION AGENTS OR DOCUMENTATION AGENT. None of the Lenders identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Co-Arranger," "syndication agent," "co-syndication agent," "documentation agent" or "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Co-Arranger," "syndication agent," "co-syndication agent," "documentation agent" or "Co-Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in SECTION 10.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                     ARTICLE XI: SETOFF; RATABLE PAYMENTS
                     ------------------------------------

         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders, LC Issuers or Swing Loan Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, any Default occurs or any Unmatured Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender, LC Issuer or Swing Loan Lender to or for the credit or account of the Borrower may be offset and





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applied toward the payment of the Obligations owing to such Lender, LC Issuer or Swing Loan Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received which are for the account of the Administrative Agent, any Swing Loan Lender, any LC Issuer or any Co-Arranger or pursuant to SECTION 3.1, 3.2, 3.4 or 3.6 or ARTICLE XIII) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Percentage of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Percentages of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         11.3. APPLICATION OF PAYMENTS. The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this SECTION 11.3, apply all payments and prepayments in respect of any Obligations in the following order:

                 (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or Borrower;

                 (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

                 (C) third, to pay interest on and then principal outstanding on the Swing Loans, applied ratably to all outstanding Swing Loans;

                 (D) fourth, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders, Swing Loan Lenders and LC Issuers;

                 (E) fifth, to pay interest due in respect of Loans (other than Swing Loans) and LC Obligations;





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                 (F)  sixth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Loans) and Reimbursement Obligations in such order as the Agent may determine in its sole discretion;

                 (G) seventh, to provide required cash collateral, if any, pursuant to SECTION 2.19; and

                 (H)  eighth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by Borrower or unless otherwise mandated by the terms of this Agreement, all principal payments in respect of Loans shall be applied FIRST, to repay outstanding Money Market Rate Loans, SECOND to repay other outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this SECTION 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Loan Lenders and the LC Issuers as among themselves. The order of priority set forth in CLAUSES (D) through (H) of this SECTION 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by Borrower or any other Person. The order of priority set forth in CLAUSES (A) and (B) of this SECTION 11.3 may be changed only with the prior written consent of the Administrative Agent and the order of priority set forth in CLAUSE (C) may be changed only with the prior written consent of the Swing Loan Lenders.

                      ARTICLE XII: BENEFIT OF AGREEMENT;
                      ----------------------------------
                          ASSIGNMENTS; PARTICIPATION
                          --------------------------

         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Borrower Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the LC Issuers, the Swing Loan Lenders, the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under this Agreement or the other Borrower Credit Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower, the Administrative Agent, any LC Issuer or any Swing Loan Lender, assign all or any portion of its rights under the Credit Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other





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transfer, a written notice of the transfer is filed with the Administrative
Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. Upon the completion of the General Syndication or otherwise upon the effectiveness of any assignment under the terms hereof, the Administrative Agent shall have the power to amend, without the signature of the Borrower or any other Lender, Co-Arranger, Swing Loan Lender or LC Issuer, SCHEDULE 1.1 hereto to reflect the effect of such General Syndication or other assignments.

         12.2. PARTICIPATIONS.

                 12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Eligible Assignees ("PARTICIPANTS") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the LC Issuers, the Swing Loan Lenders, the Co-Arrangers, the Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

                 12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents, other than any such amendment, modification or waiver which requires the unanimous consent of the Lenders under SECTION 8.2.

                 12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff PROVIDED in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right





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         of setoff, provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

         12.3. ASSIGNMENTS.

                 12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Credit Documents; PROVIDED, that each such assignment shall be in the minimum principal amount of $5,000,000. Each such assignment shall be substantially in the form of EXHIBIT "E" hereto or in such other form as may be agreed to by the Administrative Agent and the parties thereto. In connection with each such assignment (whether or not the consent of the Borrower shall be required in connection therewith) to a Purchaser which maintains a committed domestic line of credit to the Borrower, the assigning Lender shall give the Borrower notice of the proposed assignment in order to facilitate the Borrower's compliance with the terms of SECTION 6.18. The consent of the Borrower, the LC Issuers, the Swing Loan Lenders and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof (none of which consents may be unreasonably withheld or delayed); PROVIDED, that the consent of the Borrower shall not be required (i) if such assignment is part of an assignment by the Co-Arrangers or the Co-Agents of their rights and obligations under the Credit Documents and is to an Eligible Assignee in connection with the General Syndication, (ii) if such assignment is to a financial institution which as of October 14, 1995 maintained a committed line of credit to the Borrower or its Subsidiaries or (iii) if a Default has occurred and is continuing.

                 12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "A" to EXHIBIT "E" hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment; provided, however, no such fee shall be payable in connection with the General Syndication by the Co-Arrangers or the Co-Agents. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, the LC Issuers, the Swing Loan Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate
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         to such Purchaser.  Upon the consummation of any assignment to a
         Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to the transferor Lender and new or replacement Notes, as appropriate, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitments, as adjusted pursuant to such assignment.

                 12.3.3. COVENANTS OF THE BORROWER DURING THE GENERAL SYNDICATION. Until the Co-Arrangers have notified the Borrower that the Co-Arrangers and the Co-Agents have completed the syndication of the Co-Arrangers' rights and obligations through the initial primary syndication to a select group of financial institutions and thereafter the Co-Arrangers' and the Co-Agents' rights and obligations to a broader group of financial institutions (the "GENERAL SYNDICATION") the Borrower agrees (a) not to take to market any additional bank or other facilities for money borrowed or for any debt securities (other than commercial paper) and (b) to make the funding indemnification payments required under SECTION 3.4 in connection with such General Syndication.

         12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED, that each Transferee and prospective Transferee agrees to be bound by SECTION 9.12.

         12.5. TAX TREATMENT. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.18.

                             ARTICLE XIII: NOTICES
                             ---------------------

         13.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.13 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be given either in writing or by facsimile and addressed or delivered to such party at its address or facsimile number, as the case may be, set forth across from its name on SCHEDULE 1.1 hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if properly transmitted by facsimile, shall be deemed given when transmitted.



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         13.2. CHANGE OF ADDRESS.  The Borrower, the Administrative Agent, any
Co-Arranger, any LC Issuer and any Lender may each change the address and/or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.

                           ARTICLE XIV: COUNTERPARTS
                           -------------------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the Co-Arrangers, the LC Issuers, the Swing Loan Lenders and the Lenders and each party has notified the Administrative Agent by facsimile or telephone that it has taken such action.





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         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers, the
Swing Loan Lenders, the Co-Arrangers and the Administrative Agent have executed this Agreement as of the date first above written.


                                          THE TJX COMPANIES, INC.



                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Administrative Agent, as a
                                          Co-Arranger, as a LC Issuer, as a
                                          Swing Loan Lender and as a Lender



                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________




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                                        BANK OF AMERICA ILLINOIS, as
                                        Syndication Agent, as a
                                        Co-Arranger, as a LC Issuer,
                                        as a Swing Loan Lender and as
                                        a Lender



                                        By:___________________________

                                        Name:_________________________

                                        Title:________________________





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                                        THE BANK OF NEW YORK, as Documentation
                                        Agent, as a Co-Arranger, as a LC
                                        Issuer, as a Swing Loan Lender and as
                                        a Lender



                                        By:___________________________

                                        Name:_________________________

                                        Title:________________________





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                                        PEARL STREET, L.P., as a Co-Arranger, as
                                        a Swing Loan Lender and as a Lender



                                        By:___________________________


                                        Name:_________________________

                                        Title:________________________





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                                        CANADIAN IMPERIAL BANK OF COMMERCE, as
                                        a Co-Agent and a Lender



                                        By:___________________________


                                        Name:_________________________

                                        Title:________________________





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                                          CREDIT LYONNAIS NEW YORK BRANCH, as a
                                          Co-Agent and a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________



                                          CREDIT LYONNAIS CAYMAN ISLANDS BRANCH,
                                          as a Co-Agent and a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________





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                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN BRANCHES , as a Co-Agent and
                                          a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________





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                                          THE FIRST NATIONAL BANK OF BOSTON, as
                                          a Co-Agent and a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________





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                                          PNC BANK, NATIONAL ASSOCIATION, as a
                                          Co-Agent and a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________





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                                          SHAWMUT BANK, N.A., as a Co-Agent and
                                          a Lender



                                          By:___________________________


                                          Name:_________________________

                                          Title:________________________





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